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                                                                    EXHIBIT 10.9


                                                                [EXECUTION COPY]

                                CREDIT AGREEMENT

                                      among

                              JLM CHEMICALS, INC.,
                                  as Borrower,

                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                 as a Term Lender and Capital Expenditure Lender

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                           as a Working Capital Lender

                                       and

                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                  as Term Agent

                       THE CIT GROUP/BUSINESS CREDIT, INC.
                            as Working Capital Agent

                     THE CIT GROUP/EQUIPMENT FINANCING, INC.
                               as Collateral Agent

                     THE CIT GROUP/EQUIPMENT FINANCING, INC.
                                    as Agent

                            Dated as of June 14, 1995



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

                                TABLE OF CONTENTS

                                                                            PAGE

         ARTICLE I.     DEFINITIONS, ACCOUNTING TERMS, AND RULES
                        OF CONSTRUCTION .........................              1

              SECTION 1.01  Defined Terms........................              1
              SECTION 1.02  Computation of Time Periods..........             22
              SECTION 1.03  Accounting Principles and Terms......             22
              SECTION 1.04  Rules of Construction................             23

         ARTICLE II.    AMOUNT AND TERMS OF THE LOANS............             23

              SECTION 2.01  Term Loan............................             23
              SECTION 2.02  Capital Expenditure Loans............             23
              SECTION 2.03  Working Capital Loans................             23
              SECTION 2.04  Reduction or Termination of Working
                            Capital Loan Commitment..............             23
              SECTION 2.05  Notices of Borrowings ...............             24
              SECTION 2.06  Method of Electing Interest Rates....             25
              SECTION 2.07  Interest.............................             26
              SECTION 2.08  Minimum Amounts......................             27
              SECTION 2.09  Fees.................................             28
              SECTION 2.10  Payments and Computations ...........             29
              SECTION 2.11  Notes; Amortization .................             29
              SECTION 2.12  Optional Prepayments ................             31
              SECTION 2.13  Mandatory Prepayments ...............             32
              SECTION 2.14  Contingent Interest .................             33
              SECTION 2.15  Application of Insurance Proceeds....             33
              SECTION 2.16  Application of Eminent Domain........             35
              SECTION 2.17  Use of Proceeds .....................             35
              SECTION 2.18  Priority of Special Dividends,
                            Contingent Interest and Excess Cash Flow
                            Mandatory Prepayments................             36
              SECTION 2.19  Deposit Account......................             36

         ARTICLE III.   CONDITIONS PRECEDENT....................              37

              SECTION 3.01  Conditions Precedent to All Loans....             37
              SECTION 3.02  Conditions Precedent to Term Loan....             42
              SECTION 3.03  Conditions Precedent to Making a
                            Capital Expenditure Loan.............             42
              SECTION 3.04  Conditions Precedent to Making a
                            Working Capital Loan.................             43
              SECTION 3.05  Conditions Precedent to All Loans....             43
              SECTION 3.06  Deemed Representation................             44

         ARTICLE IV.    REPRESENTATIONS AND WARRANTIES...........             44

              SECTION 4.01  Organization and Qualification of
                            Borrower.............................             44
              SECTION 4.02  Authorization and Enforceability.....             45
              SECTION 4.03  Compliance with Law..................             45
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

                                                                            PAGE
              SECTION 4.04  Approvals and Permits................             45
              SECTION 4.05  No Conflicts; No Default.............             46
              SECTION 4.06  No Litigation........................             46
              SECTION 4.07  Obligations; No Default; Event of
                            Loss.................................             46
              SECTION 4.08  Taxes................................             47
              SECTION 4.09  ERISA................................             47
              SECTION 4.10  Full Disclosure......................             48
              SECTION 4.11  Broker's or Finder's Commissions.....             48
              SECTION 4.12  Budget and Projections...............             48
              SECTION 4.13  Environmental Matters................             49
              SECTION 4.14  No Material Adverse Change...........             50
              SECTION 4.15  Borrower Financial Statement.........             50
              SECTION 4.16  Pro Forma Financial Statement........             51
              SECTION 4.17  Labor Disputes and Acts of God.......             51
              SECTION 4.18  Governmental Regulation..............             51
              SECTION 4.19  Partnerships.........................             51
              SECTION 4.20  Solvency.............................             51
              SECTION 4.21  Asset Purchase Documents.............             51

         ARTICLE V.     AFFIRMATIVE COVENANTS OF BORROWER........             52

              SECTION 5.01  Reporting Requirements...............             52
              SECTION 5.02  Notices..............................             54
              SECTION 5.03  Payment of Taxes and Claims..........             56
              SECTION 5.04  Maintenance of Existence,
                            Properties, Facility Agreements,
                            Construction and Maintenance of Property,
                            Etc..................................             56
              SECTION 5.05  Compliance with Laws.................             57
              SECTION 5.06  Insurance............................             57
              SECTION 5.07  Books and Records; Inspection........             59
              SECTION 5.08  Property Rights, Utilities, Etc......             60
              SECTION 5.09  Compliance With Environmental Laws...             60
              SECTION 5.10  Event of Eminent Domain..............             60
              SECTION 5.11  ERISA................................             61

         ARTICLE IV.    NEGATIVE COVENANTS.......................             61

              SECTION 6.01  Debt.................................             61
              SECTION 6.02  Liens................................             62
              SECTION 6.03  Guarantees...........................             63
              SECTION 6.04  Prohibition of Fundamental Changes...             64
              SECTION 6.05  Investments..........................             64
              SECTION 6.06  Transactions with Affiliates.........             64
              SECTION 6.07  Operating Leases.....................             64
              SECTION 6.08  Abandonment..........................             64
              SECTION 6.09  Prohibition on Disposition of
                            Assets...............................             64
              SECTION 6.10  Capital Program......................             65
              SECTION 6.11  Nature of Business...................             65
              SECTION 6.12  Dividends............................             65

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

                                                                            Page
              SECTION 6.13  Changes, Amendments and
                            Modifications........................             66

         ARTICLE VII.   FINANCIAL COVENANTS OF BORROWER..........             66

              SECTION 7.01  Minimum Tangible Net Worth...........             66
              SECTION 7.02  Debt to Equity Ratio..... ...........             67
              SECTION 7.03  Cash Flow Coverage Ratio ............             67
              SECTION 7.04  Maximum Capital Expenditures.........             67

         ARTICLE VIII.  EVENTS OF DEFAULT........................             68

              SECTION 8.01  Events of Default....................             68

         ARTICLE IX.    CHANGE OF CIRCUMSTANCES..................             74

              SECTION 9.01  Taxes................................             74
              SECTION 9.02  Additional Costs.....................             75
              SECTION 9.03  Limitation on Types of Loans.........             77
              SECTION 9.04  Illegality...........................             77
              SECTION 9.05  Treatment of Affected Loans..........             77
              SECTION 9.06  Certain Compensation.................             78
              SECTION 9.07  Adequacy.............................             79

         ARTICLE X.     AGENCY...................................             79

              SECTION 10.01 The Working Capital Agent............             79
              SECTION 10.02 The Term Agent.......................             80
              SECTION 10.03 The Collateral Agent.................             80
              SECTION 10.04 The Agent............................             80
              SECTION 10.05 Delegation of Duties.................             81
              SECTION 10.06 Exculpatory Provisions... ...........             81
              SECTION 10.07 Reliance by each Applicable Agent....             81
              SECTION 10.08 Notice of Default... ................             82
              SECTION 10.09 Non-Reliance on any Applicable
                            Agent and other Lenders..............             82
              SECTION 10.10 Indemnification......................             83
              SECTION 10.11 Agent in its Individual Capacity.....             83
              SECTION 10.12 Successor Applicable Agent...........             84
              SECTION 10.13 Amendments Concerning Agency
                            Function.............................             84
              SECTION 10.14 Liability of each Applicable Agent...             84
              SECTION 10.15 Transfer of Applicable Agency
                            Function.............................             84
              SECTION 10.16 Withholding Taxes....................             84
              SECTION 10.17 Shared Liability.....................             85
              SECTION 10.18 Non-Receipt of Funds by any
                            Applicable Agent.....................             85

         ARTICLE X.     MISCELLANEOUS............................             86

              SECTION 11.01 Participations and Assingments.......             86

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

                                                                            Page

              SECTION 11.02 Survival.............................             87
              SECTION 11.03 Amendments and Waivers...............             87
              SECTION 11.04 Notices..............................             88
              SECTION 11.05 Payment of Expenses..................             88
              SECTION 11.06 Indemnification......................             89
              SECTION 11.07 Environmental Matters................             89
              SECTION 11.08 Successors and Assigns...............             90
              SECTION 11.09 Lenders Beneficiary..................             90
              SECTION 11.10 Counterparts.........................             91
              SECTION 11.11 Descriptive Headings.................             91
              SECTION 11.12 Severability.........................             91
              SECTION 11.13 Governing Law........................             91
              SECTION 11.14 Consent to Jurisdiction..............             91
              SECTION 11.15 Waiver of Jury Trial.................             91

    Schedule  1.01A         Projections
    Schedule  1.01B         Facility Agreements
    Schedule  4.04          Approvals and Permits
    Schedule  4.15          Borrower Financial Statement
    Schedule  5.01          Scope of Audit
    Schedule  5.06          Required Insurance

    Exhibit   A             Form of Term Loan Note
    Exhibit   B             Form of Capital Expenditure Loan Note
    Exhibit   C             Form of Working Capital Loan Note
    Exhibit   D-1           Form of Working Capital Notice of
                            Borrowing
    Exhibit   D-2           Form of Capital Expenditure Notice of
                            Borrowing
    Exhibit   E             Form of Interest Rate Selection
    Exhibit   F             Form of Mortgage
    Exhibit   G             Form of Security Agreement
    Exhibit   H             Form of Pledge Agreement
    Exhibit   I-1           Form of Clark Consent
    Exhibit   I-2           Form of Assignment and Assumption
                            Agreement (Term Agent)
    Exhibit   J-1           Form of Assignment and Assumption
                            Agreement (Working Capital Agent)
    Exhibit   J-2           Form of Assignment and Assumption
                            Agreement (Working Capital Agent)
    Exhibit   K             Form of Solvency Certificate
    Exhibit   L             Form of Blocked Account Agreement



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               CREDIT AGREEMENT, dated as of June 14, 1995 among JLM CHEMICALS,
          INC. ("Borrower"), THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT-EF"), THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT-BC"), each other lender which may hereafter execute and deliver an Assignment and Assumption Agreement (as hereinafter defined) with respect to the Loans (as hereinafter defined) and Commitments (as hereinafter defined) pursuant to Section 11.01 of this Agreement (CITEF, CIT-BC, each assignee under an Assignment and Assumption Agreement, each a "Lender" and collectively, the "Lenders") and THE CIT GROUP/EQUIPMENT FINANCING, INC. as agent for the Term Lenders and Capital Expenditure Lenders (in such capacity, together with its successors in such capacity, "Term Agent") and THE CIT GROUP/BUSINESS CREDIT, INC., as agent for the Working Capital Lenders (in such capacity, together with its successors in such capacity, "Working Capital Agent"), THE CIT GROUP /EQUIPMENT FINANCING, INC., as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, "Collateral Agent") and THE CIT GROUP/EQUIPMENT FINANCING, INC., as agent for the Lenders (in such capacity, together with its successors in such capacity, "Agent").

                              PRELIMINARY STATEMENT

               Borrower desires that the Lenders extend credit as provided herein, and the Lenders are prepared to extend such credit. Accordingly, Borrower, Lenders and Agents agree as follows:

                                   ARTICLE I.

            DEFINITIONS, ACCOUNTING TERMS, AND RULES OF CONSTRUCTION

               SECTION 1.01 Defined Terms. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have the same meanings when used in the plural and vice versa):

               "Account" means (without duplication) (1) an account as defined in the Uniform Commercial Code as in effect in the State of New York, and (2) any right to payment for inventory of the Borrower sold in the ordinary course of the Borrower's business, regardless of how such right is evidenced, and whether or not it has been earned by performance, whether secured or unsecured, or now existing or hereafter arising.

               "Account Affiliate" means with respect to any designated Person, any Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person. For purposes of this definition, "control", "controlled by" and "under common control with", as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Account Debtor" means each Person obligated to pay on an Account.

               "Acquisition" means the acquisition of the Facility by Borrower on the Closing Date under and pursuant to the terms of the Asset Purchase Agreement.

               "Affected Loans" has the meaning specified in Section 9.05.

               "Affiliate" means with respect to any designated Person, any Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person. For the purposes of this definition, "control", "controlled by" and "under common control with", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agent" means The CIT Group/Equipment Financing, Inc., or any successor thereto, acting as agent for the Lenders pursuant to this Agreement or any other Loan Document.

               "Agents" means the Term Agent, or the Working Capital Agent, or the Collateral Agent, or the Agent, or any or all of the foregoing, all as the context may require.

               "Agreement" means this Credit Agreement.

               "All Loans" means, collectively, the Term Loan, the Capital Expenditure Loan, and the Working Capital Loans.

               "Applicable Agent" means (1) in the case of all matters related to Non-Working Capital Loans, the Term Agent, (2) in the case of all matters related to Working Capital Loans, the Working Capital Agent,
          (3) in all cases relating to the Collateral, the Collateral Agent and
          (4) in the case of the Consents and all other cases not covered by
          (1), (2) or (3) of this definition, the Agent.


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               "Applicable Lending Office" means, for each of the Lenders, the lending office of such Lender (or of an Affiliate of such Lenders) designated as such for such Type of Loan on the signature page hereto or in the applicable Assignment and Assumption Agreement or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Applicable Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

               "Applicable Margin" means: (1) with respect to the Prime Rate, two percent (2%) for the Term Loan and the Capital Expenditure Loan, and one and three quarters percent (1.75%) for the Working Capital Loan, and (2) with respect to the LIBOR Rate, three and one-half percent (3.50%) for the Term Loan and the Capital Expenditure Loans, and three and one-quarter percent (3.25%) for the Working Capital Loans.

               "Approvals and Permits" means any permit, variance, permission, authorization, consent, approval, license, franchise, ruling, permit, tariff, rate, certification, exemption, or registration issued by any Governmental Authority which is required to be obtained in accordance with applicable Law in connection with the Borrower's ownership, operation, construction, or maintenance of the Facility, or the implementation of the Capital Program.

               "Assets" means all assets purchased by the Borrower from the Seller pursuant to the Asset Purchase Agreement.

               "Asset Purchase Agreement" means the Asset Purchase Agreement dated as of June 8, 1995, between Borrower and Seller.

               "Asset Purchase Documents" means the Asset Purchase Agreement and any and all documents executed in connection with or delivered pursuant to the Asset Purchase Agreement.

               "Assignee" has the meaning specified in Section 11.01.

               "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of Exhibit J-1 or J-2 hereto, as applicable, pursuant to which a Lender assigns rights and an Assignee assumes obligations in accordance with Section 11.01.

               "Board of Governors" means the Board of Governors of the Federal Reserve Bank.

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                    "Boiler Lease" means the Equipment Lease dated January 1,
          1993 between Seller and Indeck Power Equipment Co .

                    "Borrower" means JLM Chemicals, Inc.

                    "Borrower's Obligations" means (1) Borrower's obligation to perform each and every obligation, covenant and agreement of Borrower contained in this Agreement, or any other Loan Document, whether for principal, interest, fees, expenses, indemnities or otherwise, including but not limited to all indebtedness, obligations and liabilities of Borrower to any Agent and/or any or all of the Lenders now existing or hereafter incurred under or arising out of or in connection with any and all of the Notes or this Agreement or any of the other Loan Documents, including but not limited to Contingent Interest, and any documents or instruments executed in connection therewith, (2) Borrower's reimbursement obligations with respect to all sums advanced in accordance with the Security Documents by or on behalf of any Agent and/or any or all of the Lenders to protect any of the Collateral purported to be covered thereby, (3) Borrower's indemnification obligations under or pursuant to any of the Loan Documents, and (4) amounts paid by any Agent and/or a Lender in preservation of any of such Agent's or such Lender's rights or interest in the Collateral, together with interest on such amounts from the date such amounts are paid until reimbursement in full at the rates herein set forth, and if no rate is specified at a rate equal to the Prime Rate plus the Applicable Margin on the Working Capital Loans from the time such amount is due until such amount is paid; in each case whether absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, recreated or reincurred, and including all indebtedness of Borrower under any instrument now or hereafter evidencing or securing any of the foregoing.

                    "Borrowing Base" means, at any time, based upon the most recently delivered Borrowing Base Certificate, an amount equal to the sum of (1) eighty-five percent (85%) of the face amount of all Accounts which are Eligible Accounts as of the date of such Borrowing Base Certificate, plus (2) fifty percent (50%) of all Inventory which is Eligible Inventory as of the date of such Borrowing Base Certificate, all as computed and set forth in the applicable Borrowing Base Certificate delivered by Borrower.

                    "Borrowing Base Certificate" means a Borrowing Base Certificate in a form acceptable to the Working Capital Agent, as certified by an officer of Borrower.


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

               "Broken Funding Fee" has the meaning specified in Section 9.06.

               "Business Day" means any day on which commercial banks located in New York City are not authorized or required to close and, if such day relates to a borrowing of, a payment or prepayment of principal of, or a conversion of or into, or a continuation of, or an Interest Period for, a LIBOR Rate Loan, a notice by Borrower with respect to any such borrowing, payment, prepayment, conversion, continuation or Interest Period, which day is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

               "Cancellation Premium (Non-Workinq Capital Loans)" means a premium equal to the principal amount of the Non-Working Capital Loan which is prepaid multiplied by the following applicable percentage (1) during the period from the Closing Date to the first anniversary of the Closing Date, three percent (3%), (2) during the period from the day after the first anniversary of the Closing Date to the second anniversary of the Closing Date, two percent (2%) and (3) on the day after the second anniversary of the Closing Date and at all times thereafter, one percent (1%), provided, however, no such Premium is required to be paid in connection with Mandatory Prepayments due to any of the following: (1) Excess Cash Flow Mandatory Prepayments, (2) prepayments made with Eminent Domain Proceeds, or (3) prepayments made with Insurance Proceeds.

               "Cancellation Premium (Working Capital Loan Dollar Commitment)" means a premium equal to the principal amount of the reduction in the Working Capital Loan Dollar Commitment multiplied by the following applicable percentage (1) during the period from the Closing Date to the first anniversary of the Closing Date, three percent (3%), (2) during the period from the day after the first anniversary of the Closing Date to the second anniversary of the Closing Date, two percent (2%), and (3) on the day after the second anniversary of the Closing Date and at all times thereafter, one percent (1%).

               "Capital Expenditure" means, for any period, the Dollar amount of expenditures (including the principal portion of payments under Capital Leases), actually made by Borrower during such period for fixed assets, real property, plant and equipment, except for the regularly scheduled rental payments under or pursuant to the Boiler Lease.

               "Capital Expenditure Lenders" means each Lender that makes or maintains a Capital Expenditure Loan.


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               "Capital Expenditure Loan" has the meaning specified in Section
          2.02.

               "Capital Expenditure Loan Commitment" has the meaning specified in Section 2.02.

               "Capital Expenditure Loan Commitment Fee" has the meaning specified in Section 2.09.

               "Capital Expenditure Loan Commitment Termination Date" means the second anniversary of the Closing Date.

               "Capital Expenditure Loan Note" has the meaning specified in
          Section 2.11.

               "Capital Expenditure Notice of Borrowing" has the meaning specified in Section 2.05.

               "Capital Lease" means any lease of property, real or personal, which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee.

               "Capital Program" means the improvements or additions to be made to the Facility by the addition of a new UOP Zeolite catalyst.

               "Capital Program Contract" means each contract and agreement entered into by the Borrower to implement the Capital Program.

               "Capital Program Costs" means at any time all costs or expenses actually incurred by the Borrower in connection with the development, financing, design, engineering, acquisition, construction, assembly, inspection, testing, completion and start-up of the Capital Program including, without limitation, all engineering fees and expenses.

               "Cash Tax Payments" means, for any period, the total of (1) Taxes actually paid during such period which were not paid with reserves established prior to such period to pay such Taxes, plus (2) the amount actually deposited into reserves during such period to enable the Borrower to make annual tax payments when due.

               "Cash Flow Coverage Ratio" means, for any period, the ratio of
          (1) Earnings Before Interest, Taxes and Depreciation for such period, to (2) Debt Service for such period.

               "CIT-BC" means The CIT Group/Business Credit, Inc.

               "CIT-EF" means The CIT Group/Equipment Financing, Inc.

               "Clark" means Clark Oil & Refining Corporation.

               "Closing Date" means June 14, 1995.

               "Code" means the Internal Revenue Code of 1986.

               "Collateral" means all real and personal property, tangible and intangible, subject to the Liens created or intended to be created by any Security Document.

               "Collateral Agent" means The CIT Group/Equipment Financing, Inc., or any successor thereto, acting as collateral agent for the Lenders pursuant to this Agreement or any other Loan Document.

               "Collateral Evaluation Fee" has the meaning specified in Section 2.09.

               "Commitments" means the Capital Expenditure Loan Commitment and the Working Capital Loan Commitment, or both, all as the context may require.

               "Commitment Fees" means the Capital Expenditure Loan Commitment Fee and the Working Capital Loan Commitment Fee, or both, all as the context may require.

               "Consent" means (1) in the case of Clark, the consent in the form of Exhibit I-1, and (2) in the case of any Person (other than Clark), the consent in the form of Exhibit I-2.

               "Consolidated Subsidiaries" means all Subsidiaries of the Pledgor that should be included in Pledgor's consolidated financial statements in accordance with generally accepted accounting principles.

               "Contingent Interest" has the meaning specified in Section 2.12.

               "Debt" of any Person means at any date, without duplication, (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations);
          (2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan, (4) reimbursement obligations under letters of credit issued for the account of any Person; (5) all reimbursement obligations arising under bankers' or trade acceptances; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other


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

          contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, except for indemnities arising under contracts entered into in the ordinary course of business, under the Facility Agreements and under the Asset Purchase Documents; (7) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; and (8) all obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described in this definition.

               "Debt Service" means, for any period, the total of (1) all Principal Payments required to be made on NonWorking Capital Loans during such period, other than any Optional Prepayments or Mandatory Prepayments, plus (2) all Interest Payments (other than Contingent Interest) required to be paid on all Loans during such period.

               "Debt to Equity Ratio" means as of any date the ratio of (1) Total Liabilities to (2) Tangible Net Worth.

               "Default" means the occurrence of an event that, with the giving of notice or lapse of time, or both, would become an Event of Default.

               "Default Rate" means, with respect to an amount of any Loan not paid when due, an interest rate per annum equal to: (1) if such Loan is a Prime Rate Loan, a variable rate two percent (2%) above the rate of interest then in effect on such Loan (including the Applicable Margin); and (2) if such Loan is a LIBOR Rate Loan, a fixed rate two percent (2%) above the rate of interest then in effect on such Loan ( including the Applicable Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a variable rate two percent (2%) above the rate-of interest for the applicable Prime Rate Loan (including the Applicable Margin).

               "Deposit Account" has the meaning specified in Section 2.19.

               "Deposit Account Agreement" means the letter agreement, in substantially the form of Exhibit L, to be executed and delivered by the Borrower, the Collateral Agent, the Working Capital Agent, and LaSalle National Bank.

               "Depreciation" means depreciation and amortization of Borrower, all as determined in accordance with GAAP.

               "Distributable Cash Flow" means for any period total of (1) the Excess Cash Flow for such period, minus (2) the Excess Cash Flow Mandatory Prepayments required to be made based upon such period.

               "Dollars" and "$" means lawful money of the United States of America.

               "Earnings Before Interest, Taxes, and Depreciation" means, for any period, Net Income plus Interest Expense plus Taxes plus Depreciation, all for such period.

               "Eligible Account" shall mean the gross amount of the Borrower's Accounts which are payable in Dollars (calculated on a daily basis as of the date of such calculation) that at the time of determining eligibility conforms to the applicable warranties contained in this Agreement and the Security Agreement, less, without duplication, the sum of the following items (calculated as of the date of the most recent Borrowing Base Certificate delivered by the Borrower): (1) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding); (2) reserves for: (a) sales, services or leases to the United States of America or to any agency, department or division thereof (other than sales under contracts as to which the Borrower and the Working Capital Agent have complied with the Assignment of Claims Act of 1940 to Working Capital Agent's reasonable satisfaction), (b) foreign sales, services or leases other than sales covered by (c) below and sales secured by commercial letters of credit (in form and substance satisfactory to the Working Capital Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in Dollars, or (c) sales to Account debtors in Canada other than sales which otherwise comply with all of the other criteria for eligibility hereunder, are payable in Dollars and which when aggregated with all other Accounts owed by Account debtors in Canada do not exceed Two Million Dollars ($2,000,000) in the aggregate at any one time; (3) each Account that remains unpaid more than ninety (90) days from the invoice date; (4) contras (that is Accounts generated from the sale of goods to a Person that holds any offsetting claims against Borrower) but only to the extent of the amount of such offsetting claims; (5) sales, services or leases to any Account Affiliate; (6) bill and hold (deferred shipment) or consignment sales;
          (7) sales, services or leases to any Account Debtor which is (a) insolvent, (b) in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any Federal or state law, (c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (d) financially unacceptable to Working Capital Agent or any Working capital Lender or has a credit rating unacceptable to Working Capital Agent or any Working Capital Lender; (8) all sales, services or leases to any Account Debtor if fifty percent (50%) or more of either (a) all outstanding invoices or (b) the aggregate dollar amount of all outstanding invoices, are unpaid more than sixty (60) days from the due date; (9) any other reasons deemed necessary by Working Capital Agent or any Working Capital Lender in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of Working Capital Agent or any Working Capital Lender; (10) all Accounts arising from the sale, lease, or rental of goods for which the Account Debtor shall have objected to the quality or quantity of goods or services of Borrower or where such Account Debtor shall have rejected, returned or refused to accept such goods or services; (11) all pre-billed Accounts and Accounts arising from progress billing; and (12) an amount representing, historically, returns, discounts, claims, credits and allowances.

               "Eligible Inventory" shall mean the gross amount of the Inventory that at all times conform to the applicable warranties contained in this Agreement and the Security Agreement and, which at all time continue to be acceptable to the Working Capital Agent and each Working Capital Lender in the exercise of its reasonable business judgment, less (1) any work-in-process, supplies (other than raw material), (2) goods not present in the United States of America, (3) goods returned or rejected by the Borrower's customers other than goods that are undamaged and resalable in the normal course of business, (4) goods to be returned to the Borrower's suppliers, (5) goods in transit to third parties (other than the Borrower's agents or warehouses) and (6) any reserves required by the Working Capital Agent or any Working Capital Lender in its reasonable discretion for special order goods, market value declines, and bill and hold (deferred shipment) or consignment sales.

               "Eminent Domain Proceeds" has the meaning specified in Section 5.10.

               "Employee Benefit Plan" means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower or any ERISA Affiliate or with respect to which Borrower or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

               "Environmental Consultant" means Clayton Environmental Consultants or such other providers of environmental consulting services as Required Lenders may designate.

               "Environmental Discharge" means any spill, emission, leaking, pumping, injection, deposit, dispersal, leaching, migration, disposal, discharge or release of Hazardous Materials, to the extent the same is in violation of any Environmental Law, into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

               "Environmental Law" means any applicable Law relating to human health or safety or pollution including, without limitation, Laws relating to noise or to Environmental Discharges, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling or remediation of Hazardous Materials or to the transfer of industrial or manufacturing facilities or property.

               "Environmental Lien" means any Lien in favor of any Governmental Authority for (1) any liability under Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to, an Environmental Discharge.

               "Environmental Notice" means any written complaint, order, claim, citation, letter, inquiry, notice or other written communication from any Person (1) relating to Borrower's compliance with or liability or potential liability under any Environmental Law in connection with any activity or operations at any time conducted by Borrower on the Site,
          (2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at, to, or from any of Borrower's past, present or future locations or facilities or at, to or from any location or facility (a) to which Borrower, Seller or any prior owner or operator of the Assets or the Site has transported or arranged for the transportation of Hazardous Materials or (b) at which Borrower, Seller or any prior owner or operator of the Assets or the Site has disposed or arranged for the disposal of Hazardous Materials, including, without limitation: (i) the existence of any contamination or possible or threatened contamination at any such location or facility, including the Site; and (ii) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof, including the Site; or (3) relating to any violation or alleged violation of any relevant Environmental Law by Borrower, Seller or any prior owner of operator of the Assets or the Environmental Site.

               "Equity Cash Flow" for any period means the total of (1) Distributable Cash Flow for such period, minus (2) Contingent Interest based on such period even though it is paid after the expiration of such period.

               "ERISA" means the Employee Retirement Income Security Act of
          1974.

               "ERISA Affiliate" means any person (as defined in Section 3(9) of ERISA) that is a member of any group described in Section 414(b) or
          (c) of the Code of which Borrower is a member, or Section 414(m) or
          (o) of the Code of which Borrower is a member.

               "Eurocurrency Liabilities" has the meaning assigned to such term in Regulation D of the Board of Governors.

               "Eurocurrency Liability Reserve Percentage" means for any day the percentage (expressed as a decimal) which is required on such day, as prescribed by the Board of Governors for determining the reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding Five Billion Dollars ($5,000,000,000) in respect of Eurocurrency Liabilities (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans are determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Liability Reserve Percentage.

               "Event of Default" has the meaning specified in Section 8.01.

               "Event of Eminent Domain" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral or the Facility by any Governmental Authority.

               "Event of Loss" means any of the following events: (1) loss of all or substantially all of the Facility or the use thereof due to destruction, damage beyond economical repair, or rendition of the Facility permanently unfit for normal use for any reason whatsoever (other than if it is merely not economically feasible to maintain, use or operate), and (2) anything which results in an insurance settlement with respect to the Facility on the basis of a total loss or constructive total loss.

               "Excess Cash Flow" means, for any period, the total of (1) Net Income After Cash Tax Payments for such period, plus (2) Depreciation for such period, plus (3) Interest Expense for such period, minus (4) all Debt Service required to be paid during such period, minus (5) all Capital Expenditures permitted to be made in accordance with the terms of this Agreement which are made during such period.

               "Excess Cash Flow Mandatory Prepayment" has the meaning specified in Section 2.13.

               "Facility" means the Blue Island phenol/acetone plant, including but not limited to the land, buildings and related fixtures and equipment of the Borrower located on the Site, including the Capital Program as and when implemented.

               "Facility Agreement" means each contract and agreement listed on
          Schedule 1.01C hereto.

               "Facility Fee" has the meaning specified in Section 2.09.

               "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360-day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day, provided, that (1) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (2) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three (3) Federal funds brokers to the Applicable Agent on such day on such transactions.

               "Fees" means the Facility Fee, the Collateral Evaluation Fee, the Commitment Fees and the Management Fee, or any or all of the foregoing, all as the context may require.

               "Fiscal Year" means each period from January 1 to December 31.

               "GAAP" means generally accepted accounting principles in the United States of America in effect on the Closing Date.

               "Good Faith Contest" means the contest of an item if: (1) the item is diligently contested in good faith by appropriate proceedings timely instituted; (2) adequate reserves are established with respect to the contested item; (3) during the period of such contest, the enforcement of the contested item is effectively stayed; and (4) the failure to pay or comply with the contested item during the period of such contest could not result in a Material Adverse Change.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

               "Hazardous Materials" means any pollutants, contaminants, toxic or hazardous wastes, chemicals, substances, radioactive material, or special waste, as any of those terms is defined from time to time in or for the purposes of any relevant Environmental Law, including, without limitation, asbestos fibers and friable asbestos, polychlorinated biphenyls, and petroleum or hydrocarbonbased products, derivatives wastes, or breakdown, constituent or decomposition products thereof.

               "Indemnity Claim" has the meaning specified in Section 11.06.

               "Independent Engineer" means Chem Systems or such other providers of consulting engineering services as Required Lenders may designate.

               "Insolvent" means, at any particular time, a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insurance Account" has the meaning specified in Section 2.15.

               "Insurance Proceeds" has the meaning specified in Section 2.15.

               "Interest Expense" means, for any period, all interest required to be paid in cash by Borrower on all of its Debt, including all Interest Payments required to be made during such period.

               "Interest Payment" means all payments of interest due on the Loans pursuant to this Agreement and the Notes.

               "Interest Period" means with respect to each LIBOR Rate Loan,
          (1) in the case of making a LIBOR Rate Loan, the period commencing on the date of making such Loan and ending on the fourteenth day of the month following the month in which such Loan is made, and (2) the case of a LIBOR Rate Loan after the period in (1) above is expired, a period commencing on the fifteenth day of a calendar month and ending on the fourteenth day of the first, second or third month, as Borrower may elect in the Notice of Interest Rate Selection; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

               "Inventory" means (without duplication) (1) inventory as defined in the Uniform Commercial Code in the State of New York, and (2) all of Borrower's present and hereafter acquired merchandise, inventory held for sale, and all additions, substitutions and replacements thereof, wherever located, together with all materials (other than equipment) used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work-in-process to finished goods.

               "Kalama License" means the License Agreement dated April, 1994 between Kalama Chemical, Inc. and Seller.

               "Law" means any treaty, federal, state or local statute, law, rule, regulation, ordinance, order, code, policy, Approvals and Permits or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

               "Lenders" means the Term Lenders, the Capital Expenditure Lenders, and the Working Capital Lender, or any or all of the foregoing, all as the context may require.

               "LIBOR Base Rate" means, with respect to the Interest Period for any LIBOR Rate Loan, the rate for deposits in Dollars, with maturities comparable to such Interest Period, that appears on the display designated as page 3750 on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits), determined as of the close of business, two (2) Business Days prior to the commencement of such Interest Period.

               "LIBOR Rate" means, with respect to any Interest Period, a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher l/100 of 1%) by dividing (1) the applicable LIBOR Base Rate by (2)

               l.00 minus the Eurocurrency Liability Reserve Percentage, if any, for the applicable Lender.

               "LIBOR Rate Loan" means a Loan which bears interest based upon the LIBOR Rate.

               "Lien" means any mortgage, pledge, hypothecation, security interest, collateral assignment, lien (statutory or other), or other security interest or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction (except any such filing that is expired or that relates to an operating lease)).

               "Liquidity" means, at any time, the total of (1) cash held by the Borrower as of such date, plus (2) the difference as of such date between (a) the lesser of (i) the Working Capital Loan Dollar Commitment and (ii) the Borrowing Base as of such date, and (b) the aggregate principal amount of Working Capital Loans outstanding as of such date.

               "Loan Documents" mean this Agreement, the Notes and the Security Documents.

               "Loans" means the Term Loan, the Capital Expenditure Loan, and the Working Capital Loans, or any or all of the foregoing, all as the context may require.

               "Management Fee" has the meaning specified in Section 2.09.

               "Mandatory Prepayments" means all prepayments required under
          Section 2.13.

               "Material Adverse Change" means (1) a material adverse change in the status of the business, results of operations, condition (financial or otherwise), prospects property of Borrower, or (2) any event or occurrence of whatever nature which could have a material adverse effect on Borrower's ability to perform its obligations under any Loan Document.

               "Monthly Date" means the first Business Day of each month.

               "Moody's" means Moody's Investors Service and any successor thereto which provides credit ratings.

               "Mortqaqe" means a Mortgage in substantially the form of Exhibit F hereto, to be delivered by Borrower under the terms of this Agreement.

               "Motor Vehicles" has the meaning specified in the Security Agreement.

               "Multiemp1oyer Plan" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

               "Net Income After Cash Tax Payments" means for any period the total of (1) Net Income for such period, plus (2) Taxes for such period, minus (3) Cash Tax Payments for such period.

               "Net Income" means for any period the net income (inclusive of extraordinary items) for Borrower, all as determined in accordance with GAAP.

               "Net Loss" means for any period the net loss (inclusive of extraordinary items) for Borrower, all as determined in accordance with GAAP.

               "Non-Excluded Taxes" has the meaning specified in Section 9.01.

               "Non-Workinq Capital Loans" means the Term Loan, and the Capital Expenditure Loan or both, all as the context may require.

               "Notes" means the Term Loan Note, the Capital Expenditure Loan Note, and the Working Capital Loan Note, or any or all of the foregoing, all as the context may require.

               "Notice of Borrowing" means, as applicable, a Capital Expenditures Notice of Borrowing or a Working Capital Notice of Borrowing.

               "Notice of Interest Rate Selection" has the meaning specified in
          Section 2.06.

               "Operating Leases" means any lease other than a Capital Lease.

               "Optional Prepayment" means any of the optional prepayments made in accordance with Section 2.12.

               "Other Taxes" has the meaning specified in Section 9.01.

               "Parent" means the parent corporation of a Lender.

               "PBGC" means Pension Benefit Guaranty Corporation.

               "Pension Plan" means any pension plan (other than a Multiemployer
          Plan) which is an employee pension benefit plan as defined in Section 3(2) of ERISA and in respect of which Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA or has an obligation to contribute.

               "Permitted Investments" means (1) direct obligations of the United States of America or any agency thereof backed by the full faith and credit of the United States of America with maturities of one (l) year or less from the date of acquisition; (2) commercial paper with maturities of two hundred seventy (270) days or less of (a) a Lender or any Parent of a Lender, or (b) a domestic issuer rated at least "P-1" by Moody's or "A-l" by S&P, (3) certificates of deposit with maturities of one (l) year or less from the date of acquisition issued by (a) any Lender, or (b) any commercial bank operating within the United States of America whose outstanding long-term debt is rated at least "A" by Moody's or "A" by S&P, and (4) any of the capital stock, assets, obligations or other securities received in connection with the settlement of any Debt or claim incurred in connection with or arising out of the ordinary course of business of the Borrower.

               "Permitted Liens" has the meaning specified in Section 6.02.

               "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Pledge Agreement" means the Pledge Agreement, in substantially the form of Exhibit H. to be delivered by Pledgor pursuant to the term of this Agreement.

               "Pledqor" means JLM Industries, Inc.

               "Prime Rate" means the rate of interest publicly announced by Chemical Bank, N.A. from time to time in New York as its prime rate, the Prime Rate to change when and as such prime rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by Chemical Bank, N.A. to any customer. Chemical Bank, N.A. may make commercial advances or other loans at rates of interest at, above or below the Prime Rate.

               "Prime Rate Loan" means a Loan which bears interest based upon the Prime Rate.

               "Principal Office" means the principal office of each Agent, as applicable, which in all cases is presently located at 1211 Avenue of the Americas, New York, NY 10036.

               "Principal Payments" means all payments of principal due on the Loans pursuant to this Agreement.

               "Projections" means the projections set forth on Schedule 1.01A.

               "Ouarterly Date" means the first day of each calendar quarter.

               "Quarterly Payment Date" means the last day of each calendar quarter.

               "Ouarterly Period" means each period from and including each Quarterly Date to and including the day prior to the next Quarterly Date.

               "Regulation D" means Regulation D of the Board of Governors.

               "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, municipal or foreign Laws (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States, federal, state, municipal or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

               "Reorganization" means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

               "Reportable Event" means an event described in Section 4043(c) of ERISA or in the regulations thereunder (other than those events as to which the thirty (30) day notice period is waived under PBGC Regulation Section 2615 or for which the PBGC has announced that it will waive the penalty for a failure to report).

               "Required Lenders" means both the Required Term Lenders and the Required Working Capital Lenders.

               "Required Term Lenders" means the Term Lenders and Capital Expenditure Lenders having fifty-one percent (51%) of the outstanding principal amount of all Non-Working Capital Loans.

               "Required Working Capital Lenders" means Working Capital Lenders having fifty-one percent (51%) of the outstanding principal amount of all outstanding Working Capital Loans and if no such Loans are outstanding having fifty-one percent (51%) of the Working Capital Loan Dollar Commitment.

               "S&P" means Standard & Poor's Corporation or any successor thereto which provides credit ratings.

               "Secured Parties" means each of the Agents and each of the Lenders.

               "Security Agreement" means the Security Agreement, in substantially the form of Exhibit G. to be delivered by the Borrower pursuant to the terms of this Agreement.

               "Security Documents" means the Security Agreement, the Mortgage, the Consents, the Pledge, the Deposit Account Agreement, and any other security agreement granting a Lien on any assets of the Borrower or Pledgor, as the case may be, or any other Person to secure Borrower's Obligations.

               "Seller" means BTL Specialty Resins Corp.

               "Site" means the land located at 3350 West 131 Street, Blue Island, Illinois 60406.

               "Solvency Certificate" means a certificate in substantially the form of Exhibit K, to be delivered by Borrower pursuant to the terms of this Agreement.

               "Solvent" means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (2) the present fair salable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "Special Dividend" means dividends permitted under the exceptions to Section 6.12 Dividends designated as (2), (3) or (4) exception.

               "Tangible Net Worth" means, as of any date, the total of: (1) Total Tangible Assets, minus (2) Total Liabilities.

               "Taxes" mean, for any period, the tax expenses of Borrower, all as determined in accordance with GAAP.

               "Term Agent" means The CIT Group/Equipment Financing, Inc., or any successor thereof, acting as agent for the Term Lenders and Capital Expenditure Lenders pursuant to this Agreement.

               "Term Lenders" means each Lender that makes or maintains a Term Loan.

               "Term Loan" has the meaning specified in Section 2.01.

               "Term Loan Note" has the meaning specified in Section 2.11.

               "Title Company" means Lawyers Title Insurance Corporation.

               "Title Insurance Policy" has the meaning specified in Section 3.01(22).

               "Total Tangible Assets" means, as of any date, the total assets of the Borrower, other than intangible assets, including but not limited to goodwill, patents, trademarks, tradenames, copyrights and franchises, all as determined in accordance with GAAP.

               "Total Liabilities" means, as of any date, the total liabilities of the Borrower, all as determined in accordance with GAAP.

               "Type" of any Loan means either a Prime Rate Loan or a LIBOR Rate Loan, all as the context may require.

               "UOP License Agreement" means the UOP Catalytic Condensation Process License Agreement dated October 1, 1985 between BTL Inc. and UOP Inc., as amended and as assigned on or prior to the Closing Date.

               "Working Capital Agent" means The CIT Group/Business Credit, Inc., or any successor thereof, acting as agent for the Working Capital Lenders pursuant to this Agreement.

               "Working Capital Lenders" means each Lender that makes or maintains a Working Capital Loan.

               "Working Capital Loan" has the meaning specified in Section 2.03.

               "Working Capital Loan Commitment" has the meaning specified in
          Section 2.03.

               "Working Capital Loan Commitment Fee" has the meaning specified in Section 2.09.

               "Working Capital Loan Commitment Termination Date" means the earliest of (1) the fifth anniversary of the Closing Date, provided, however, if neither the Borrower nor any Working Capital Lender gives notice at least sixty (60) days prior to such date or any anniversary date thereafter of its intention to terminate the Working Capital Loan Commitment on such date then such date shall be extended to the next anniversary date of the Closing Date, and (2) the date the Working Capital Loan Commitment is terminated pursuant to Section 2.04.

               "Working Capital Loan Dollar Commitment" means Five Million Dollars ($5,000,000), as such amount may be reduced in accordance with the provisions of Section 2.04.

               "Working Capital Loan Note" has the meaning specified in Section 2.11.

               "Working Capital Notice of Borrowing" has the meaning specified in Section 2.05.

               SECTION 1.02 Computation of Time Periods. In this Agreement unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

               SECTION 1.03 Accounting Principles and Terms. Except as otherwise provided in this Agreement, (1) all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement, shall be made or prepared in accordance with GAAP and (2) all accounting terms used in this Agreement shall have the meaning ascribed to such terms by such principles.

          SECTION 1.04 Rules of Construction. When used in this Agreement: (1) "or" is not exclusive; (2) a reference to a Law includes any amendment or modification to such Law; (3) a reference to a Person includes its permitted successors and permitted assigns; and (4) unless otherwise provided for in this Agreement, a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents.

                                   ARTICLE II.

                          AMOUNT AND TERMS OF THE LOANS

          SECTION 2.01 Term Loan. Subject to the terms and conditions of this Agreement, CIT-EF agrees to make a loan ("Term Loan") to Borrower on the Closing Date in a principal amount equal to Seventeen Million Dollars ($17,000,000). Amounts repaid on the Term Loan cannot be reborrowed.

          SECTION 2.02 Capital Expenditure Loans. Subject to the terms and conditions of this Agreement, each of the Capital Expenditure Lenders severally agrees to make loans ("Capital Expenditure Loans") from time to time during the period from the Closing Date through but not including the Capital Expenditure Loan Commitment Termination Date, provided that the aggregate principal amount of all Capital Expenditure Loans does not exceed the lesser of (1) Two Million Dollars ($2,000,000) or (2) the Capital Program Costs (the "Capital Expenditure Loan Commitment"). Amounts repaid on the Capital Expenditure Loan cannot be reborrowed.

          SECTION 2.03 Working Capital Loans. Subject to the terms and conditions of this Agreement, each of the Working Capital Lenders severally agree to make loans ("Working Capital Loans") from time to time during the period from the Closing Date through but not including the Working Capital Loan Commitment Termination Date, provided that the aggregate principal amount of all Working Capital Loans outstanding at any time does not exceed the lesser of: (1) the then effective Working Capital Loan Dollar Commitment or (2) the then effective Borrowing Base (the "Working Capital Loan Commitment"). Within the limits of the Working Capital Loan Commitment, the Borrower may borrow, make an optional prepayment pursuant to the last paragraph of Section 2.13, and reborrow under this Section 2.03.

          SECTION 2.04 Reduction or Termination of Working Capital Loan Commitment. Borrower may elect to reduce in whole or in part the Working Capital Loan Dollar Commitment;

provided, that, each such reduction is in minimum amount of One Million Dollars ($1,000,000); and (2) the Borrower pays the Working Capital Lender the Cancellation Premium (Working Capital Loan Commitment). Once the Working Capital Loan Dollar Commitment is so reduced or terminated it cannot be reinstated.

          SECTION 2.05 Notices of Borrowings. Each Working Capital Loan shall be made on notice from Borrower to Working Capital Agent, given not later than 12:00 Noon (New York City time) on the (1) third Business Day prior to the date of the making of a proposed Working Capital Loan if such Loan is a LIBOR Rate Loan, and (2) on the Business Day of the making of such proposed Working Capital Loan if such Loan is a Prime Rate Loan. Each such notice (a "Working Capital Notice of Borrowing") shall be in writing in substantially the form of Exhibit D-1 hereto, specifying therein (1) the requested date of making of such Loan, which shall be a Business Day, (2) the requested aggregate amount of such Loan, and (3) the initial Type of Loans which will comprise the requested Loan.

          Upon receipt of each such Working Capital Notice of Borrowing, Working Capital Agent shall promptly notify each Working Capital Lender of the contents thereof and of such Lender's share of the Working Capital Loan requested thereunder, and such Working Capital Notice of Borrowing shall not thereafter be revocable by Borrower.

          Each Working Capital Lender shall, no later than 1:00 p.m. (New York City time) on the date a Working Capital Loan is to be made, make available to Working Capital Agent, at Working Capital Agent's Principal Office, in immediately available funds in New York City, such Lender's pro rata share of such Loan. If all applicable conditions to the funding of such Loans required under the terms of the Agreement have been satisfied, Working Capital Agent will make the funds so received immediately available to Borrower by delivering the proceeds of such Loan as directed by Borrower.

          Each Capital Expenditure Loan shall be made on notice from Borrower to Term Agent, given not later than 12:00 Noon (New York City time) on the fifth Business Day prior to the date of the making of such proposed Loan. Each such notice (a "Capital Expenditure Notice of Borrowing") shall be in writing in substantially the form of Exhibit D-2 hereto, specifying therein (1) the requested date of making of such Loan, which shall be a Business Day, (2) the requested aggregate amount of such Loan, and (3) the initial Type of Loans which will comprise the requested Loan.

          Upon receipt of each such Capital Expenditure Notice of Borrowing, Term Agent shall promptly notify each Capital Expenditure Lender of the contents thereof and of such Lender's share of the Capital Expenditure Loans requested thereunder, and such Capital Expenditure Notice of Borrowing shall not thereafter be revocable by Borrower.

          Each Capital Expenditure Lender shall, no later than 1:00 p.m. (New York City time) on the date a Capital Expenditure Loan is to be made, make available to Term Agent, at Term Agent's Principal Office, in immediately available funds in New York City, such Lender's pro rata share of such Loan. If all applicable conditions to the funding of such Loan required under the terms of this Agreement have been satisfied, Term Agent will make the funds so received immediately available to Borrower by delivering the proceeds of such Loan as directed by the Borrower.

          SECTION 2.06 Method of Electing Interest Rates. The Loans shall bear interest initially at the Type specified by Borrower on the Closing Date for the Term Loan and in all other cases in the applicable Notice of Borrowing. Thereafter, Borrower may from time to time elect to change or continue the Type borne by each Loan (subject in each case to the provisions of this Article II), as follows:

          (1) if such Loans are Prime Rate Loans, Borrower may elect to convert such Loans to LIBOR Rate Loans; and

           (2) if such Loans are LIBOR Rate Loans, Borrower may elect to convert such Loans to Prime Rate Loans or elect to continue such LIBOR Rate Loans as LIBOR Rate Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such LIBOR Rate Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Selection") to Applicable Agent by (1) 12:00 Noon (New York City time) at least three (3) Business Days before the conversion of a Prime Rate Loan into a LIBOR Rate Loan or a continuation of a LIBOR Rate Loan, and (2) 12:00 Noon (New York City time) on the Business Day before the conversion of a LIBOR Rate Loan into a Prime Rate Loan. A Notice of Interest Rate Selection may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Loan; provided that the portion to which such notice applies, and the remaining portion to which it does not apply, each are sufficient to meet the minimum amount specified in Section 2.08.

          Each Notice of Interest Rate Selection relating to a Prime Rate Loan or LIBOR Rate Loan shall specify:

          (1) the Loan (or portion thereof) to which such notice applies;

          (2) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of the first paragraph of this Section 2.06;

          (3) if the Loans are to be converted to LIBOR Rate Loans, the duration of the initial Interest Period applicable thereto: and

          (4) if such Loans are to be continued as LIBOR Rate Loans for an additional Interest Period, the duration of such additional Interest Period.

          Each Interest Period specified in a Notice of Interest Rate Selection shall comply with the provisions of the definition of Interest Period. No conversion into a LIBOR Rate Loan and no continuation of a LIBOR Rate Loan shall be permitted when a Default or Event of Default has occurred and is continuing. If Borrower fails to deliver a timely Notice of Interest Rate Selection to Applicable Agent for any LIBOR Rate Loans, such Loans shall be converted into Prime Rate Loans, on the last day of the then current Interest Period applicable thereto.

          Anything herein to the contrary notwithstanding, at no time shall there be outstanding more than four (4) different Interest Periods relating to LIBOR Rate Loans.

          SECTION 2.07 Interest. All Loans may include: (1) Prime Rate Loans;
(2) LIBOR Rate Loans; or (3) subject to the requirements of Section 2.08 Minimum Amounts, any combination of the foregoing as Borrower shall elect and notify Applicable Agent in accordance with Section 2.06.

          Borrower shall pay interest on the outstanding unpaid principal amount of each Loan for each day from and including the date of making such Loan until but excluding the date such Loan is paid in full at a rate per annum set forth in this Section 2.07. All accrued and unpaid interest on the Loans will be payable in arrears on each Monthly Date. All interest and principal amounts not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate. Interest on the Loans shall not exceed the maximum amount permitted under applicable Law.

          Borrower shall pay interest on the outstanding unpaid principal amount of the Loans for each day from and including the date such Loan is made until but excluding the date such Loan is paid in full, at one of the following rates per annum:

          (1) Prime Rate Loan. For a Prime Rate Loan, a rate per annum equal at all times to the sum of the Prime Rate in effect for such day plus the Applicable Margin;

          (2) LIBOR Rate Loan. For a LIBOR Rate Loan, a rate per annum equal at all times during each Interest Period of such Loan to the sum of the LIBOR Rate for such Interest Period plus the Applicable Margin.

          The interest rate on Prime Rate Loans on any day shall be the Prime Rate in effect on the first Business Day of the month in which such day occurs. Interest on the Prime Rate Loans and the LIBOR Rate Loans shall not exceed the maximum amount permitted under applicable Law.

          Applicable Agent shall determine each interest rate applicable to the Loans hereunder. Applicable Agent shall give prompt notice to Borrower and each appropriate Lender of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          SECTION 2.08 Minimum Amounts. Each Capital Expenditure Loan and Working Capital Loan which shall not utilize in full the applicable Commitment shall be in the minimum amount set forth in this Section 2.08.

          The amount of each Loan borrowed on any given day and the aggregate amount of each Loan with the same interest rate after giving effect to the conversions and continuations provided for in Section 2.06 (other than conversions or continuations of Prime Rate Loans) shall, (1) in the case of Prime Rate Loans which are Non-Working Capital Loans, be in an amount at least equal to One Hundred Thousand Dollars ($100,000) and in integral multiples of Ten Thousand Dollars ($10,000), (2) in the case of Prime Rate Loans that are Working Capital Loans, be in an amount at least equal to Five Thousand Dollars ($5,000) or a greater amount which is an integral multiple of One Thousand Dollars ($1,000), and (3) in the case of LIBOR Rate Loans, be in an amount at least equal to One Hundred Thousand Dollars ($100,000) or a greater amount which is an integral multiple of Ten Thousand Dollars ($10,000) (LIBOR Rate Loans having different Interest Periods outstanding at the same time shall be deemed separate Loans for purposes of the foregoing, one for each Interest Period). There shall be no minimum amount of principal applicable to a conversion or continuation of a Prime Rate Loan.

          SECTION 2.09 Fees. (l) Capital Expenditure Loan Commitment Fees. During the period from the Closing Date to the making of the Capital Expenditure Loan, Borrower agrees to pay to Term Agent for the benefit of the Capital Expenditure Lenders a commitment fee ("Capital Expenditure Loan Commitment Fee") on the average daily difference between (a) Two Million Dollars ($2,000,000) and
(b) the aggregate principal amount of all Capital Expenditure Loans made under the terms of this Agreement, at the rate on one-half of one percent (.50%) per annum. The Capital Expenditure Loan Commitment Fee is payable in arrears on each Quarterly Date and on the making of the Capital Expenditure Loan.

          (2) Working Capital Loan Commitment Fee. During the period from the Closing Date to the Working Capital Loan Commitment Termination Date, Borrower agrees to pay Working Capital Agent for the benefit of Working Capital Lenders a commitment fee ("Working Capital Loan Commitment Fee") on the average daily difference between (a) the then effective Working Capital Loan Dollar Commitment, and (b) the aggregate principal amount of the then outstanding Working Capital Loans, at a rate of one-half of one percent (.50%) per annum. The Working Capital Commitment Fee is payable in arrears on each Monthly Date.

          (3) Collateral Evaluation Fees. Borrower shall pay to Working Capital Agent on the Closing Date a collateral evaluation fee of Fifty Thousand Dollars ($50,000) ("Collateral Evaluation Fee").

          (4) Facility Fee. Borrower shall pay to [Applicable] Agent for the account of the Lenders on the Closing Date a loan facility fee ("Facility Fee") in the amount of Two Hundred Seventy-Five Thousand Dollars ($275,000); provided, however, the Agents and Lenders acknowledge receipt of One Hundred Fifty Thousand Dollars ($150,000) of such Fee prior to the Closing Date.

          (5) Management Fee. Borrower shall pay to CIT-BC on the Closing Date a collateral management fee in the amount of Twenty-Five Thousand Dollars ($25,000). On each anniversary date of the Closing Date until all Loans are repaid in full and all Commitments are cancelled or terminated Borrower shall pay to CIT-BC a collateral management fee in the amount of Twenty-Five Thousand Dollars ($25,000). All the fees under this provision (5) are called "Management Fees" and shall be fully earned when paid and are non-refundable in any event.

          SECTION 2.10 Payments and Computations. Borrower shall make each Principal Payment and Interest Payment on all Loans and Commitment Fees not later than 12:00 Noon (New York time) on the day when due in Dollars in immediately available funds in New York City to Applicable Agent at its Principal Office.

          All computations of Fees and interest on Loans shall be made by Applicable Agent on the basis of a year of three hundred sixty (360) days, and paid, in each case, for the actual number of days elapsed (including the first day but excluding the last day). Each determination by Applicable Agent of an interest rate or Fees hereunder shall be conclusive and binding for all purposes absent manifest error.

          Whenever any Principal Payment or Interest Payment on the Loans or of Fees shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. If the date for any Principal Payment is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time.

          All payments under this Agreement and the other Loan Documents will be deemed made when the Applicable Agent receives immediately available funds in its bank account in New York, New York.

          SECTION 2.11 Notes; Amortization.

          (1) Term Loan. The Term Loan shall be evidenced by, and repaid with interest in accordance with, one or more promissory notes (each, a "Term Loan Note") of Borrower in substantially the form of Exhibit A hereto. On the Closing Date, Borrower shall deliver to CIT-EF a Term Loan Note in the principal amount equal to the Term Loan, payable to CIT-EF for the account of its Applicable Lending Office, dated the Closing Date. In the event there shall be any assignment by CIT-EF or an Assignee of its interest in a Term Loan Note in accordance with the provisions hereof, Borrower shall, upon surrender of such Note, issue to each of CIT-EF, or such Assignee and its Assignee a new Term Loan
Note in a principal amount equal to its respective interest in the Term Loan (after giving effect to such assignment). Each Lender is hereby authorized by Borrower to endorse on the schedule attached to the Term Loan Note held by it, the Type of each Term Loan and each renewal, conversion, continuation and payment of principal amount received by such Lender.

          The principal of the Term Loan shall be payable commencing on September 30, 1995 and thereafter on each succeeding Quarterly Payment Date through and including, unless prepaid in full in accordance with the terms of this Agreement, June 30, 2002, in equal quarterly installments, such that on each such date Six Hundred Seven Thousand One Hundred Forty-Two Dollars and Eighty-Six Cents ($607,142.86) of the Term Loan is paid, provided, however, the last such payment on the last such date shall be in the amount required to repay the Term Loan in full.

          (2) Capital Expenditure Loans. The Capital Expenditure Loan shall be evidenced by, and repaid with interest in accordance with, one or more promissory notes (each, a "Capital Expenditure Loan Note") of Borrower in substantially the form of Exhibit B hereto. On the Closing Date, Borrower shall deliver to each Capital Expenditure Lender a Capital Expenditure Loan Note in a principal amount equal to the amount of such Lender's Capital Expenditure Loan Commitment, payable to such Lender for the account of its Applicable Lending Office, and dated the Closing Date. In the event there shall be any assignment by any such Capital Expenditure Lender, or an Assignee of its interest in a Capital Expenditure Loan Note in accordance with the provisions hereof, Borrower shall upon surrender of such Note, issue to each of such Lender, or such Assignee, as the case may be, and its Assignee a new Capital Expenditure Loan
Note in a principal amount equal to its respective Capital Expenditure Loan Commitment (after giving effect to such assignment). Each Capital Expenditure Lender is hereby authorized by Borrower to endorse on the schedule attached to the Capital Expenditure Loan Note held by it the amount of each Loan, the Type of each Loan, and each renewal, conversion, continuation and payment of principal amount received by such Lender.

          The principal of the Capital Expenditure Loans shall be payable commencing on the first Quarterly Payment Date occurring after the earlier of:
(1) the date of making the last Capital Expenditure Loan available to be made under this Agreement, or (2) the Capital Expenditure Loan Commitment Termination Date and thereafter on each succeeding Quarterly Payment Date through and including, unless prepaid in full in accordance with the terms of this Agreement, June 30, 2002 in equal quarterly installments, such that on each date an equal amount of the total principal amount of the Capital Expenditure Loan is paid, provided, however, the last such payment on the last such date shall be in the amount required to repay the Capital Expenditure Loans in full.

          (3) Working Capital Loans. The Working Capital Loans shall be evidenced by, and repaid with interest in accordance with, a promissory note ("Working Capital Loan Note") of Borrower in substantially the form of Exhibit C hereto duly completed, in the principal amount equal to Five

Million Dollars ($5,000,000), payable to CIT-BC for the account of its Applicable Lending Office, and dated the Closing Date. In the event there shall be an assignment by CIT-BC or an Assignee of its interest in a Working Capital Loan Note in accordance with the provisions hereof, Borrower shall, upon surrender of such Note, issue to each of CIT-BC, or such Assignee and its Assignee a new Working Capital Loan Note in a principal amount equal to its respective Working Capital Loan Commitment (after giving effect to such assignment). Each Working Capital Lender is hereby authorized by the Borrower to endorse on the schedule attached to the Working Capital Loan Notes held by it the amount of each Working Capital Loan evidenced thereby, the date on which each Loan is made, the Type of the Working Capital Loan and each renewal, conversion, continuation and payment of principal amount received by such Lender for the account of its Applicable Lending Office on account of such Working Capital Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Working Capital Loans made by such Working Capital Lender and evidenced by such Working Capital Loan Note; provided, however, that the failure to make such notation with respect to any such Working Capital Loan or renewal, conversion, continuation or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Working Capital Loan Note held by such Working Capital Lender.

          Principal on the Working Capital Loans shall be due and payable on the Working Capital Loan Commitment Termination Date.

         SECTION 2.12 Optional Prepayments. Borrower may prepay the Non-Working Capital Loans upon at least one (1) Business Day's notice to Term Agent in the case of Prime Rate Loans, and at least three (3) Business Day's notice to Term Agent in the case of LIBOR Rate Loans, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that (1) each partial prepayment shall be (a) in the case of a Prime Rate Loan, in a principal amount of not less than Five Hundred Thousand Dollars ($500,000) and integral multiples of One Hundred Thousand Dollars ($100,000), and (b) in the case of a LIBOR Rate Loan, in a principal amount of not less than One Million Dollars ($1,000,000) and integral multiples of Two Hundred Thousand Dollars ($200,000);
(2) LIBOR Rate Loans prepaid on any Business Day other than the last day of the Interest Period applicable for such Loan shall require the Borrower to make the Broken Funding Payments; and (3) the Borrower Pays the Term Lenders or Capital Expenditure Lenders, as the case may be, the Cancellation Premium (Non-Working Capital Loans) on the amount prepaid.

          Payments on Non-Working Capital Loans made pursuant to this Section
2.12 shall be applied in the inverse order of maturity and shall include all interest accrued on the amount of principal prepaid.

          At any time, Borrower may prepay, in whole or in part, the Working Capital Loans upon at least one (1) Business Day's notice to Working Capital Agent in the case of Prime Rate Loans, and at least three (3) Business Day's notice to Working Capital Agent in the case of LIBOR Rate Loans, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided, that (1) each partial prepayment shall be (a) in the case of Prime Rate Loans, in a principal amount not less than Five Thousand Dollars ($5,000) and integral multiples of One Thousand Dollars ($1,000), and (b) in the case of a LIBOR Rate Loan, in a principal amount not less than One Million Dollars ($1,000,000) and integral multiples of Two Hundred Thousand Dollars ($200,000); and (2) LIBOR Rate Loans prepaid on any Business Day other than the last day of the Interest Period applicable for such Loan shall require the Borrower to pay the Broken Funding Fee.

          SECTION 2.13 Mandatory Prepayments. Within sixty (60) days following each Quarterly Date, Borrower shall apply fifty percent (50%) of Excess Cash Flow for the Quarterly Period ended on the immediately preceding Quarterly Date as a mandatory prepayment of the Non-Working Capital Loans ("Excess Cash Flow Mandatory Prepayment"). Prepayments made pursuant to this paragraph will include all interest accrued on the principal amount prepaid and be applied (1) on a proportionate basis to the Non-Working Capital Loans based upon then outstanding aggregate principal amounts of such Loans, and (2) in inverse order of maturity.


          All Eminent Domain Proceeds shall be applied to prepay the Loans as follows: first, to the Non-Working Capital Loans, and second, to the Working Capital Loans. Except to the extent provided in Section 2.15, Insurance Proceeds shall be applied to prepay the Loans as follows: first, to the Non-Working Capital Loans, and second, to the Working Capital Loans.

          To the extent the outstanding Working Capital Loans exceeds the Borrowing Base, then the Borrower shall immediately prepay the Working Capital Loans in an amount equal to the excess of the outstanding Working Capital Loans over the then effective Borrowing Base.

          If the Borrower terminates the entire Working Capital Loan Dollar Commitment then the Borrower shall prepay in full all of the Non-Working Capital Loans and pay all fees and expenses accrued through such date. If the Borrower repays in full the Term Loan and the Capital Expenditure Loan as the result of optional prepayments under Section 2.12, then the Borrower shall (1) prepay in full all of the Working Capital Loans, (2) terminate the entire Working Capital Loan Commitment, and (3) pay all fees and expenses accrued through such date.

          Prepayments of Working Capital Loans under this Section 2.13 (other than prepayments under the third paragraph of this Section 2.13) shall automatically result in a reduction in the Working Capital Loan Dollar Commitment Amount equal to the amount of such principal prepayment.

          SECTION 2.14 Contingent Interest. Within sixty (60) days of each Quarterly Date, commencing with the September 30, 1995 Quarterly Date, and ending with the March 31, 2002, Quarterly Date, Borrower shall pay to the Term Agent for the benefit of the Term Lenders an amount equal to twenty percent (20%) of Distributable Cash Flow for the Quarterly Period ending on the immediately preceding Quarterly Date ("Contingent Interest"); provided, however, that the total amount of Contingent Interest payable by Borrower in respect of all such periods shall not exceed Two Million Dollars ($2,000,000). Upon the earlier of (1) the seventh anniversary of the Closing Date, or (2) an Optional Prepayment in full of all the Loans pursuant to Section 2.14, the Borrower must pay the Term Agent for the benefit of the Term Lenders the difference between One Million Dollars ($1,000,000) and the amount of Contingent Interest previously paid, provided, however, no such payment is required if the difference is zero or less. Upon such a payment the Borrower will be released from its obligations under this Section 2.14.

          SECTION 2.15 Application of Insurance Proceeds. Except as provided below, each of Borrower, Collateral Agent and Lenders agree that all proceeds (including instruments) in respect of any casualty insurance policy ("Insurance Proceeds") shall be paid by the respective insurers directly to the Collateral Agent, and if paid to the Borrower such Insurance Proceeds shall be received only in trust for the Collateral Agent, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Agent in the same form as received (with any necessary endorsement). Borrower and Lenders agree that Collateral Agent shall apply all such Insurance Proceeds received by it in accordance with this Section 2.15.

          If there shall occur any damage or destruction of the Facility with respect to which Insurance Proceeds (provided, that amounts applied pursuant to this sentence shall not exceed Twenty-Five Thousand Dollars ($25,000) in any one fiscal year) are payable, such Insurance Proceeds shall be paid to Borrower and applied to the prompt payment of the cost of the repair or restoration of such damage or destruction.

          If (1) a Default or an Event of Default shall have occurred and be continuing, (2) there shall have occurred an Event of Loss, or (3) there shall have occurred any loss of any property of Borrower where the Insurance Proceeds with respect thereto exceed Twenty-Five Thousand Dollars ($25,000) per occurrence or the total within any one fiscal year, all Insurance Proceeds shall be paid to and applied by the Collateral Agent as a mandatory prepayment of the Loans; provided, however, that notwithstanding the foregoing, so long as clauses
(1) and (2) hereof shall not apply, the Borrower shall be entitled to use the Insurance Proceeds in respect of any loss described in clause (3) hereof as reimbursement for, or payment of, the costs of repair and replacement of such property if, and only if, prior to application by Collateral Agent of such Insurance Proceeds, Borrower shall have provided to the satisfaction of Required Lenders (1) contracts for such repair or replacement demonstrating Borrower's ability to effect such repair or replacement at a cost not greater than such Insurance Proceeds (or, if such cost is greater, accompanied by an explanation of the source of funds for such excess amounts satisfactory to Required Lenders), (2) assurances satisfactory to the Required Lenders demonstrating Borrower's ability to meet its obligations under the Loan Documents during the period from such loss until and following completion of such repair or replacement, and (3) assurances that all Facility Agreements or replacements thereof acceptable to the Required Lenders shall remain in full force and effect during such period and thereafter to the satisfaction of the Required Lenders.

          Pending disbursement of any funds held by the Collateral Agent hereunder, the disposition of which are covered by this Section 2.15, such funds shall be held in a separate account (the "Insurance Account"). Funds in the Insurance Account shall be invested, at the expense and direction of the Borrower, in Permitted Investments. Any such Permitted Investments may be sold or reduced to cash (without regard to maturity) in such manner as the Collateral Agent shall deem reasonable and prudent under the circumstances whenever necessary to make any application required by this Section 2.15. As security for the Borrower's Obligations, the Borrower hereby irrevocably conveys, pledges and sets over to the Collateral Agent, and grants the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in, and to the Insurance Account and all Permitted Investments purchased with the funds in the Insurance

Account, which shall be in the name, sole dominion and control of the Collateral Agent. All funds in the Insurance Account will be disbursed by the Collateral Agent directly to the Person entitled to receive payment.

          Any funds remaining in the Insurance Account shall, after all disbursements required by this Section 2.15 have been made and after the completion of all necessary repairs, replacements, and restorations of the Facility, be released by the Collateral Agent to the Borrower, provided that the Collateral Agent shall not release any funds in the Insurance Account to the Borrower if a Default or Event of Default shall have occurred and be continuing. Upon the occurrence of an Event of Default and acceleration of the Loans in accordance with the terms of this Agreement, the Collateral Agent shall apply all funds in the Insurance Account to the satisfaction of the Borrower's Obligations.

          SECTION 2.16 Application of Eminent Domain Proceeds. The Borrower agrees that all Eminent Domain Proceeds shall be paid directly to the Collateral Agent for the benefit of the Lenders, and if paid to the Borrower such Proceeds shall be received only in trust for the Collateral Agent for the benefit of the Lenders, shall be segregated from other funds of the Borrower, and shall be forthwith paid over to the Collateral Agent for benefit of the Lenders in the same form as received (with any necessary endorsement). All Eminent Domain Proceeds shall be applied to prepay the Loans.

          SECTION 2.17 Use of Proceeds. The proceeds of the Loans will be used as follows:

          (1) Term Loan. The proceeds of the Term Loan shall be used by Borrower solely to pay a portion of the acquisition and closing costs related to the Acquisition and the transaction contemplated herein.

          (2) Capital Expenditure Loans. The proceeds of the Capital Expenditure Loans shall be used by the Borrower solely to pay Capital Program Costs.

          (3) Working Capital Loans. The proceeds of the Working Capital Loans shall be used by the Borrower solely for general corporate purposes, provided, that, such proceeds can not be used to pay any Capital Program Cost.

          (4) Margin Stock. Borrower will not, directly or indirectly, use any Loan proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

          SECTION 2.18 Priority of Special Dividends. Contingent Interest and Excess Cash Flow Mandatory Prepayments. Notwithstanding any provision of this Agreement to the contrary, if at the time the Borrower is permitted to declare and pay a Special Dividend and is required to pay Contingent Interest and make an Excess Cash Flow Mandatory Prepayment, and there is insufficient cash to declare and pay such Special Dividend and to make such prepayments and pay such interest, then the available cash can be applied as follows: (1) to the extent permitted under this Agreement, to declare and pay the Special Dividend, (2) to make the Excess Cash Flow Mandatory Prepayment, and (3) to pay Contingent Interest. The parties agree that to the extent there are insufficient funds to pay Contingent Interest and make an Excess Cash Flow Mandatory Prepayment due to the declaration and payment of the Special Dividend the Borrower is not required to pay such Contingent Interest and/or make the Excess Cash Flow Mandatory Prepayment, but the failure to pay such Contingent Interest will not reduce the Borrower's obligation to pay Contingent Interest in the future.

          SECTION 2.19 Deposit Account. The Borrower shall direct all of its Account Debtors to deposit any and all proceeds of Accounts and/or Collateral into an account designated by the Working Capital Agent to receive all such proceeds ("Deposit Account"), and any checks, cash, notes, chattel paper or other instruments or property received by the Borrower with respect to any Accounts or proceeds of Collateral shall be promptly deposited into such Deposit Account. As long as there is no Default or Event of Default outstanding and the aggregate principal amount of the Working Capital Loans has not exceeded Two Million Dollars ($2,000,000) for any two (2) consecutive Business Days all funds in such Account will be transferred to an account designated by the Borrower. If
(1) the aggregate principal amount of Working Capital Loans outstanding exceeds Two Million Dollars ($2,000,000) for two (2) consecutive Business Days, or (2) there is a Default or Event of Default, upon the instructions of the Working Capital Agent, the bank holding such Deposit Account shall immediately thereafter remit all funds in the Account to an account designated by the Working Capital Agent to be applied prior to the acceleration of the Loans to the repayment of the Working Capital Loans, and after the acceleration of the Loans, to the repayment of all the Loans in such order as the Agents may designate. Upon written waiver of any Defaults or Events of Default, or if the aggregate principal amount of the Working Capital Loans is repaid or reduced to an amount of less than Two Million Dollars ($2,000,000) for two (2) consecutive Business Days and funds in the Deposit Account are then being transferred to the account designated by the Working Capital Agent, the Working Capital Agent will direct the bank holding the Deposit Account to transfer funds to the account designated by the Borrower.

          If the Borrower receives any checks, cash, notes, chattel paper or other instruments or other property with respect to any Accounts or any other proceeds of Collateral they shall be held by the Borrower in trust for the Collateral Agent separate from the Borrower's own property and funds and immediately turned over to the Working Capital Agent with proper assignments or endorsements for deposit to the Deposit Account. All amounts received by Working Capital Agent (in the Working Capital Agent's account) in payment of Accounts will be credited to the Borrower's account upon Working Capital Agent's receipt of "collected funds" at the Working Capital Agent's bank account in New York, New York on the business day of receipt if received no later than 1:00 p.m. or on the next succeeding business day if received after 1:00 p.m. No checks, drafts or other instrument received by the Working Capital Agent shall constitute final payment to the Working Capital Agent unless and until such instruments have actually been collected.

                                  ARTICLE III.

                              CONDITIONS PRECEDENT

          SECTION 3.01 Conditions Precedent to All Loans. The obligation of the Lenders to provide any Loan on the Closing Date or thereafter shall be subject to the condition precedent that Collateral Agent shall have received, on or before the Closing Date, each of the following, in form and substance satisfactory to both Agents and their counsel, dated where applicable on the date of delivery thereof, and each of the following requirements shall have been fulfilled:

          (1) Structure of Borrower. Required Lenders shall be satisfied with the corporate, legal, ownership and capital structure of Borrower.

          (2) Evidence of Incorporation of Borrower Certified by the Secretary or Assistant Secretary of the Borrower (as of the Closing Date) copy of the articles of incorporation and bylaws of Borrower, with all amendments thereto, all filed in accordance with applicable state law and a certificate (dated within ten (10) days of the Closing Date) of the Secretary of State of its jurisdiction of incorporation as to its good standing.

          (3) Evidence of Incorporation of Pledqor. Certified by the Secretary or Assistant Secretary of the Pledgor (as of the Closing Date) copy of the articles of incorporation and bylaws of Pledgor, with all amendments thereto, all filed in accordance with applicable state law and a certificate (dated within ten (lO) days of the Closing Date) of the Secretary of State of its jurisdiction of incorporation as to its good standing.

          (4) Evidence of All Corporate Action by Borrower. Certified by the Secretary or Assistant Secretary of Borrower (as of the Closing Date) copies of all resolutions evidencing corporate action taken by Borrower authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered by Borrower pursuant to this Agreement, including the Facility Agreements.

          (5) Evidence of All Corporate Action by Pledgor. Certified by the Secretary or Assistant Secretary of Pledgor (as of the Closing Date) copies of all resolutions evidencing corporate action taken by Pledgor authorizing the execution, delivery and performance of the Pledge Agreement and each other document to be delivered by Pledgor pursuant to this Agreement.

          (6) Incumbency and Signature Certificate of Borrower. A certificate (dated as of the Closing Date) of the Secretary or Assistant Secretary of Borrower certifying the names and true signatures of each officer authorized to sign any Loan Documents on behalf of Borrower.

          (7) Incumbency and Signature Certificates of Pledgor. A certificate (dated as of the Closing Date) of the Secretary or Assistant Secretary of Pledgor certifying the names and true signature of each officer authorized to sign the Pledge Agreement on behalf of Pledgor.

          (8) Good Standing Certificates of Borrower and Pledger. A Certificate, dated reasonably near the Closing Date, from the Secretary of State (or other appropriate official) of the jurisdiction of incorporation of Borrower and Pledgor certifying as to the due incorporation and good standing of Borrower or Pledgor, as the case may be, and certificates, dated reasonably near the Closing Date, from the Secretary of State (or other appropriate official) of each other jurisdiction where Borrower and Pledgor, as the case may be, is required to be qualified to conduct business, certifying that Borrower or Pledgor is duly qualified to do such business and is in good standing in such state;

          (9) Release of Liens. All documentation required from all parties with Liens on any of the Assets to release all such Liens.

          (10) Security Agreement. Security Agreement duly executed by the Borrower together with duly executed financing statements (Form UCC-1) for filing under the Uniform Commercial Code in all jurisdictions necessary, or in the opinion of Collateral Agent, desirable to perfect the Lien created by the Security Agreement.

          (11) Searches. Uniform Commercial Code searches identifying all of the financing statements on file with respect to Borrower in all jurisdictions where Collateral Agent will file financing statements indicating that no Person other than Collateral Agent has a Lien on any of the Collateral.

          (12) Consents. A duly executed Consent covering each Facility Agreement for which a Consent is required, all as set forth on Schedule 1.01C.

          (13) Pledge Agreement. Pledge Agreement duly executed by Pledgor together with all stock certificates evidencing one hundred percent (100%) of the stock of Borrower pledged pursuant to such Pledge Agreement, together with undated blank stock powers for each such certificate.

          (14) Opinions of Counsel. Favorable opinions of counsel to Borrower and Pledgor and Seller, including but not limited to opinions covering Approvals and Permits required for the operation of the Facility and the implementation and operation of the Capital Program, perfection of security interest in the Collateral, real estate matters relating to the Site and the Mortgage, that the Acquisition was effected in compliance with the Hart-Scott-Rodino Act and that the Borrower is not subject to the provisions of the Public Utility Holding Company Act.

          (15) Evidence of Insurance. A certificate from each insurance carrier evidencing the coverage required by Section 5.06 and evidence showing compliance with all of the terms and conditions of Section 5.06.

          (16) Environmental Audit. A written report to the satisfaction of Required Lender of an investigation conducted by the Environmental Consultant addressing any significant violations, hazards or liabilities under Environmental Laws to which Borrower, Seller, the Assets or the Site are subject, and any follow-up assessment or information deemed to be necessary by Required Lenders.

          (17) Environmental Requirements. Documentation deemed adequate by Required Lenders demonstrating, in connection with the actions contemplated to be taken pursuant to the Loan Documents and Facility Agreements, the full compliance of Borrower, Seller, and any other necessary

Person with any Environmental Law that (a) conditions, restricts or prohibits the transfer, mortgage, sale, lease or closure of any property, including without limitation, the Illinois Responsible Property Transfer Act, (b) requires the transfer, modification or reissuance of any Approvals or Permits, or (c) requires the posting of financial responsibility, including, without limitation, financial responsibility in connection with any underground storage tanks.

          (18) Acquisition. The consummation of the Acquisition in accordance with the terms of the Acquisition Documents.

          (19) Solvency Certificate. A Solvency Certificate duly executed by the Borrower.

          (20) Inventory and Accounts Receivable Analysis. An analysis of Borrower's inventory and accounts receivables and personal property by CIT-BC indicating that such assets and the systems related thereto are satisfactory to CIT-BC.

          (21) Mortgage. Borrower shall have executed and delivered to Collateral Agent, the Mortgage, and such Mortgage shall have been delivered to the Title Company for recording.

          (22) Survey. A survey of the Site, prepared not more than three (3) weeks prior to the Closing Date and certified to Collateral Agent and to the Title Company by a surveyor satisfactory to Required Lenders, showing no state of facts unsatisfactory to Required Lenders.

          (23) Title Insurance Policy. A Lenders' A.L.T.A Policy of Title Insurance, together with such endorsements or affirmative insurance as may be reasonably required by CIT (such policy, endorsements and affirmative insurance, the "Title Insurance Policy") in the amount of Twenty-Four Million Dollars ($24,000,000) with such reinsurance issued by such title companies as is satisfactory to the Required Lenders, issued by the Title Company in form and substance satisfactory to Required Lenders, insuring (or agreeing to insure) as follows:

          (a) Borrower has a good marketable and insurable fee interest to the property purported to be covered thereby, free and clear of Liens, encumbrances or other exceptions to title except Permitted Liens and other exceptions acceptable to CIT; and

          (b) the Mortgage is a valid Lien on the property purported to be covered thereby and on all existing assets of the Facility constituting real property, free and clear of all Liens, encumbrances and exceptions to title, except Permitted Liens.

          (24) Approvals and Permits. Evidence satisfactory to the Term Agent that all Approvals and Permits required for the operation of the business of the Borrower are in effect and have either been transferred to the Borrower or can readily be transferred to the Borrower.

          (25) Liquidity. Evidence that after giving effect to all the transactions required to occur on or before the Closing Date and the payment of all fees and expenses related thereto and the bringing of all Debts of the Borrower current, the Liquidity shall be equal to or greater than Two Million Dollars ($2,000,000).

          (26) Equity Contribution. Evidence that cash equity contributions in the amount of at least Five Million Dollars ($5,000,000) have been made by the Pledgor in the Borrower in exchange for the common stock of the Borrower.

          (27) Officer's Certificate. The following statements shall be true and Collateral Agent shall have received a certificate signed by a duly authorized officer of Borrower dated the Closing Date stating that:

          (a) The representations and warranties contained in this Agreement and in each of the other Loan Documents are on and as of the Closing Date as though made on and as of such date correct in all material respects in the case of such representations and warranties which are not subject to a Material Adverse Change exception, and in all cases where such representation and warranty is subject to such an exception, are correct; and

          (b) After giving effect to the execution of the Loan Documents and the borrowing of the Loans borrowed on the Closing Date, no Default or Event of Default has occurred and is continuing.

          (28) Fees and Expenses. The payment of all fees and expenses due on the Closing Date, including the Facility Fees, the Collateral Evaluation Fee, the Management Fee, the fees and expenses of legal counsel to the Agents, and the payment of all reasonable out of pocket expenses of both Agents.

          (29) Other Matters. Agent shall have received such other statements, certificates, agreements, documents and information as Agent or any of the Lenders may reasonably request.

          SECTION 3.02 Conditions Precedent to Term Loan. The obligations of CIT-EF to make the Term Loan on the Closing Date shall be subject to the conditions precedent that Agent shall have received on or before the Closing Date, in form and substance satisfaction to Term Agent and its counsel, dated where applicable on the date of delivery thereof, and each of the following requirements shall have been fulfilled:

          (1) Term Loan Note. A Term Loan Note for CIT-BC duly executed by Borrower.

          (2) Asset Purchase Documents. Evidence that (a) each transaction contemplated to occur on or prior to the Closing Date by the Asset Purchase Documents has occurred prior to the Closing Date, including but not limited to the transfer of the rights to the Facility to Borrower free and clear of any Liens, including any Environmental Liens, other than Permitted Liens and (b) copies of the Asset Purchase Documents certified by an officer of the Borrower (as of the Closing Date).

          (3) Notice of Assignment of Asset Purchase Agreement. Written notice of the security interest granted by Borrower to Term Agent and the Lenders in Borrower's rights under the Asset Purchase Agreement shall have been given to Seller.

          (4) Hart-Scott-Rodino. Evidence that the Acquisition was effected in accordance with the Hart-Scott-Rodino Act.

          SECTION 3.03 Conditions Precedent to Making a Capital Expenditure Loan. The obligation of Capital Expenditure Lenders to make a Capital Expenditure Loan shall be subject to the conditions precedent that Term Agent shall have received on or before the date of each such Capital Expenditure Loan, each of the following, in form and substance satisfactory to Term Agent and its counsel, dated where applicable on the date of delivery thereof:

          (1) Capital Expenditure Loan Note. A Capital Expenditure Loan Note for each Capital Expenditure Lender duly executed by Borrower.

          (2) Notice of Borrowing. Term Agent shall have received a Capital Expenditure Notice of Borrowing accompanied by the items set forth below:

          (a) a certificate of Borrower breaking down the use of proceeds of the Capital Expenditure Loan requested for individual Capital Program Costs, and attaching such bills or invoices as requested by Term

          Agent describing the items purchased [and/or the services rendered];
          and

               (b) such other certifications or statements as Term Agent shall reasonably request to confirm the information delivered pursuant to clauses (a) of this Section 3.04(1).

               (3) Lien Waivers. Each Person that has delivered or installed items related to the Capital Program or rendered services related to the Capital Program shall have executed and delivered mechanic's lien waivers.

               (4) Approvals and Permits. Satisfactory evidence of receipt of all Approvals and Permits required (a) for the operation of the Facility and
(b) to commence and to continue as of such date the implementation of the Capital Program.

               (5) Other Matters. Agent shall have received such other statements, certificates, agreements, documents and information as Agent or any of the Lenders may reasonably request.

               SECTION 3.04 Conditions Precedent to Working Capital Loan. The obligation of the Working Capital Lenders to make any Working Capital Loans shall be subject to the conditions precedent that Working Capital Lenders shall have received on or before the date of such Working Capital Loan, each of the following, in form and substance satisfactory to Working Capital Agent and its counsel, dated where applicable on the date of delivery thereof:

              (1) Working Capital Loan Note. A Working Capital Loan Note for each Working Capital Lender duly executed by Borrower;

              (2) Notice of Borrowing. A Working Capital Notice of Borrowing;

              (3) Borrowing Base Certificate. Certificate in the form of Exhibit L; and

              (4) Deposit Agreement. A duly executed copy of the Deposit Agreement.

              SECTION 3.05 Conditions Precedent to All Loans. The obligations of any Lenders to make any Loan other than the Loan to be funded on the Closing Date, shall be subject to the further conditions precedent that on the date of providing such Loan:

              (1) The following statements shall be true:

              (a) each of the representations and warranties of the Borrower contained in this Agreement and in each of the other Loan Documents is correct in all material respects if such representation and warranty is not subject to a Material Adverse Change exception, and if such representation and warranty is subject to such an exception, is correct, on and as of the date of providing such Loan, as though made on and as of such date; and

              (b) prior to making such Loans, no Default or Event of Default exists and after giving effect to such Loan, no Default or Event of Default will have occurred and be continuing.

              (2) Working Capital Agent shall have received such other approvals, opinions, reports or documents as Agent or any Lender may reasonably request.

              SECTION 3.06 Deemed Representation. Each Notice of Borrowing and acceptance by the Borrower of any Loan proceeds, shall constitute a representation and warranty that the statements contained in Section 3.05(1) are true and correct both on the date of such Notice and, unless Borrower otherwise notifies the Applicable Agent prior to the receipt of such Loan, as of the date of receiving the proceeds of such Loan.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

              Borrower represents and warrants to Agent and each of the Lenders as follows:

              SECTION 4.01 Organization and Qualification of Borrower. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Borrower is duly authorized to do business in the State of Illinois and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. Borrower has all requisite corporate power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as proposed to be conducted including, but not limited to, the implementation of the Capital Program.

                     SECTION 4.02 Authorization and Enforceability. Borrower has taken all necessary corporate and legal action to authorize the transactions pursuant to the Loan Documents to which it is a party and the Facility Agreements, and to grant the mortgages and security interests provided for in the Security Documents. Each of this Agreement, the other Loan Documents to which Borrower is a party and each of the Facility Agreements has been duly executed and delivered by Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable against or its property in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (2) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

                     SECTION 4.03 Compliance with Law. Borrower is in compliance with all Laws applicable to it or its activities except in the case of Laws (including tax laws) which impose obligations to pay money, such failure is the subject of a Good Faith Contest.

                     SECTION 4.04 Approvals and Permits. As of the Closing Date, all Approvals and Permits required to be obtained or made by the Borrower
       (1) in connection with the construction, ownership, operation and maintenance of the Facility and/or the implementation of the Capital Program, (2) in connection with the granting of any Liens under the Security Documents, and (3) in connection with the execution, delivery and performance of the Facility Agreements, are set forth in Schedule
       4.04. Part A of Schedule 4.04 specifies all such Approvals and Permits required to be obtained by the Closing Date. Part B of Schedule 4.04 specifies all such Approvals and Permits which as of the Closing Date are not required to be obtained by the Closing Date. Borrower has no reason to believe that any of the Approvals and Permits set forth in Part B of
       Schedule 4.04 will not be obtained on or before the date such Approval or Permit is required for the construction of the portion of the Capital Program for which such Approval or Permit is required. Borrower has and is in compliance with all of the Approvals and Permits necessary to own, operate and maintain the Facility as of the date of making such representation and warranty. No activity in furtherance of the Capital Program for which an Approval or Permit is required has occurred in the absence of such Approval or Permit.

                     Borrower possesses all non-governmental licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as proposed to be conducted.

                     As of the Closing Date, Borrower does not perform any operations or conduct any activities that utilize the license under the Kalama License.

                     SECTION 4.05 No Conflicts: No Default. Neither the execution, delivery and performance of this Agreement nor any other Loan Document to which the Borrower is a party and each Facility Agreement, nor the consummation of any of the transactions contemplated hereby or thereby, nor performance of or compliance with the terms and conditions hereof or thereof, (1) contravenes any Law applicable to the Borrower or any of its properties or other assets, t2) conflicts with, breaches or contravenes any provisions of any contract, agreement, instrument or undertaking of Borrower, or (3) results in the creation or imposition of any Liens (other than Permitted Liens) on any property of Borrower under, or results in the acceleration of any obligation under, or in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default under any contract, agreement, instrument or undertaking of Borrower. Borrower has not given or received any notice of default under any Consent, which notice relates to a default that has not been cured, and each of the Consents is in full force and effect or has been terminated (other than as a result of a breach) or all obligations of all parties thereunder have been performed or waived.

                     SECTION 4.06 No Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the Borrower's knowledge, threatened against or affecting -Borrower or property or other assets or rights of Borrower or with respect to this Agreement, any other Loan Document, any Facility Agreement, any Asset Purchase Document the Capital Program or otherwise, which, if adversely determined, could result in a Material Adverse Change nor, to Borrower's knowledge, is there any basis for any such suit, action or proceeding.

                     SECTION 4.07 Obligations: No Default; Event of Loss. Borrower is not in default under or with respect to either (1) any Facility Agreement, or (2) any other contract, agreement, undertaking or instrument in any respect. No contract, agreement, undertaking or instrument to which Borrower is bound and no Law applicable to Borrower could result in a Material Adverse Change. No Event of Loss has occurred.

                     SECTION 4.08 Taxes. Borrower has filed all tax and information returns that are required to have been filed by it in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable, except to the extent they are the subject of a Good Faith Contest.

                     Except for (1) registration, recordation and other miscellaneous taxes and fees payable in connection with the recordation of the Mortgage and the filing of financing statements required to perfect the Collateral Agent's and Lenders' rights under the Security Documents, all of which taxes and fees will have been paid in full by Borrower on or before the Closing Date to the extent then required, (2) other taxes or fees, if any, that are indemnified against by Borrower pursuant to Section 11.06 hereof and that shall have been paid in full by Borrower on or before the Closing Date to the extent then required, and
       (3) income or franchise taxes imposed with respect to Lenders as of the date hereof, neither the execution and delivery of this Agreement or any other Facility Agreement, nor the consummation of any of the transactions contemplated hereby or thereby, will result in any tax, levy, impost, duty, charge or withholding imposed by the State of Illinois or any political subdivision or taxing authority thereof or therein, on or with respect to such execution, delivery or consummation, upon or with respect to any Agent or any Lenders.

                     SECTION 4.09 ERISA. The Borrower and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the Code relating to Employee Benefit Plans. Neither the Borrower nor any other Person, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject the Borrower, or any entity which they have an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA. No Reportable Event has occurred with respect to any Employee Benefit Plan; there is no Lien outstanding or Lien given in connection with a Pension Plan; no notice of intent to terminate a Pension Plan has been given nor has any such Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA on which the PBGC could institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan or a Multiemployer Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan or incurred liability with respect to Section 515 of ERISA; the Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to each of their Pension Plans subject to Section 412 of the Code or Section 302 of ERISA and all benefit liabilities under each such Plan are being funded in accordance with all applicable Laws and reasonable actuarial assumptions and methods as set forth in the Code and ERISA, and neither the Borrower nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (other than for the payment of annual premiums, all which have been paid). No Multiemployer Plan is in Reorganization, is Insolvent or is terminating; neither the Borrower nor any ERISA Affiliate has received a notice from the administrator of a Multiemployer Plan that indicates the existence of potential withdrawal liability under such Multiemployer Plan: as of the Closing Date each Employee Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code is so qualified and, as of any subsequent date of providing a Loan, each Employee Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code is so qualified.

                     SECTION 4.10 Full Disclosure. Neither this Agreement nor any certificate, written statement or other document furnished to any Agent, any of the Lenders, the Title Company, the Independent Engineer, the Environmental Consultant, or to any Person submitting a report to any Agent or any Lender, by or, on behalf of Borrower in connection with the transactions contemplated by this Agreement and the other Loan Documents and the Facility Agreements, or the design, description, testing or operation of the Capital Program, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower which has not been disclosed to any Lender which could result in a Material Adverse Change. No information, exhibit, or report furnished prior to the date hereof by Borrower to any Agent or any Lender in connection with the negotiation of this Agreement, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                     SECTION 4.11 Broker's or Finder's Commissions. Except for the investment banking fees paid or to be paid on the Closing Date by Borrower to The Gemstone Group, Inc., no broker's or finder's fee or commission or similar fee is payable by the Borrower with respect to the Loans to be made hereunder or the other transactions contemplated by this Agreement or any other Loan Document.

                     SECTION 4.12 Budget and Projections. Borrower has prepared the Projections and they (1) are based on reasonable, fair and proper assumptions as to all legal and factual matters material to the matters set forth therein, (2) represent the Borrower's best estimate as of the Closing Date of Borrower's future financial performance, and (3) are consistent with the provisions of the Loan Documents and the Facility Agreements.

                     SECTION 4.13 Environmental Matters. The operations of the Borrower comply in all respects with all Environmental Laws.

                     The Borrower has obtained all Approvals and Permits required under Environmental Laws for ownership and operation of the Facility and all such Approvals and Permits are in full force and effect and the Borrower is in compliance with all terms and conditions of such Approvals and Permits.

                     Neither the Borrower nor the Facility nor any of its assets or operations, nor any prior owner or operator of or at the Site is subject to any order from, agreement with, or to the knowledge of the Borrower, an investigation by, or judicial or administrative proceeding by any Person respecting any Environmental Laws or any Environmental Discharges.

                     Except for the Borrowers's obligations under the Asset Purchase Documents and the Facility Agreements, Borrower has not entered into any negotiations or agreements with any Person relating to any Environmental Discharge or liability under any Environmental Law. Notice.

                     The Borrower has not received any Environmental Notice.

                     No Environmental Lien has attached to any of the Assets, the Facility or to the Site.

                     The Facility has not been included on the National Priority List published by the United States Environmental Protection Agency to identify the highest priority sites for clean-up of Hazardous Materials released to and present on, in or under the Site or on any similar list maintained under Illinois law, nor has the Borrower received an Environmental Notice which notifies or indicates that clean-up, remediation or removal action pursuant to Environmental Laws will be required, nor has the Borrower received notice of any claim, lawsuit, or demand by any third party seeking damages or equitable relief for injuries or harm to persons or property attributable to, or to complete remedial action with respect to, releases of Hazardous Materials at, on, in or under the Facility, nor have there been any releases of Hazardous Materials at, on, in or under the Facility except as disclosed in the report of the Environmental Consultant or in de minimis amount and concentration.

                     To the best of Borrower's knowledge, Hazardous Materials released and present on the Site have been properly reported to the appropriate agencies according to applicable laws, and that there are no claims, litigation, administrative or other proceedings, whether actual or threatened, relating to the release or presence of Hazardous Materials on the Site relating in any way to the Site or the improvements thereto.

                     To the best of Borrower's knowledge, there are no claims, litigation, administrative or other proceedings, whether actual or threatened, relating to non-compliance with the terms and conditions of permits, authorizations, or any other documents required by Law for the treatment and disposal of wastes, discharge of wastewater, and emissions of air contaminants.

                     To the best of Borrower's knowledge, all permits, authorizations, or any other documents required by Law for the treatment and disposal of wastes, discharge of wastewater, and emissions of air contaminants, have been acquired and maintained for operations of the Site, that the operations on the Site are in material compliance with all such permits, authorizations, and other documents, and that applications for transfer of such permits, authorizations, and other such documents required by Law, have timely filed such that there will be no interruption in the ability to operate the manufacturing processes at the Site.

                     SECTION 4.14 No Material Adverse Change. Since the Closing Date, no Material Adverse Change has occurred. Since December 31, 1994, there has been no material adverse change in the status of the business, assets, liabilities, results of operations, conditions (financial or otherwise), property or prospects of Pledgor.

                     SECTION 4.15 Borrower Financial Statement. To the best of Borrower's knowledge, the special purpose financial statements of the predecessor to Borrower's business set forth on Schedule 4.15 are complete and correct and fairly present the financial condition of such predecessor of the Borrower with respect to the Business (as defined in the Asset Purchase Agreement) as at such dates and the results of the operations of such predecessor to the Borrower in respect of the Business for the periods covered by such statements, all in accordance with GAAP (as in effect on the date thereof) except as otherwise noted therein.

                     SECTION 4.16 Pro Forma Financial Statement. Borrower has prepared a pro forma balance sheet as of the Closing Date and such pro forma balance sheet is based on reasonable assumptions.

                     SECTION 4.17 Labor Disputes and Acts of God. Neither the business nor the properties of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance).

                     SECTION 4.18 Governmental Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to obtain the Loans in accordance with this Agreement.

                     SECTION 4.19 Partnerships. Borrower is not a partner in any partnership.

                     SECTION 4.20 Solvency. Borrower is, and upon consummation of the transactions contemplated by this Agreement and the other Loan Documents, and the Facility Agreements and any other documents, instruments or agreements relating thereto to which Borrower is bound, will be Solvent.

                     SECTION 4.21 Asset Purchase Documents. The Asset Purchase Documents have been duly authorized, executed and delivered by each of the parties thereto and such Documents are a legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with the terms of each such Document. The sale of assets contemplated by the Asset Purchase Documents became effective on the Closing Date, and such sale of assets was duly consummated pursuant to the terms of the Asset Purchase Documents. After giving effect to the sale of assets in accordance with the Asset Purchase Documents, the representations and warranties contained in this Agreement and each of the other Loan Documents are correct in all respects and no Default or Event of Default has occurred or could result from such sale of assets. As of the Closing Date all the representations and warranties in the Asset Purchase Documents are true and correct in all material respects.

                                   ARTICLE V.

                        AFFIRMATIVE COVENANTS OF BORROWER

                     So long as any Loans are outstanding or the Lenders have any Commitments hereunder or any other amount is owing to any Agent or any Lender under any Loan Documents, Borrower agrees with Lenders as follows:

                     SECTION 5.01 Reporting Requirements. Borrower shall furnish to each Lender:


                     (1) Annual Reporting Requirements: as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Pledgor, a consolidated and consolidating balance sheet of Pledgor and its Consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and cash flows for such year, all in reasonable detail and setting forth in each case, in comparative form the figures for the previous year, and all prepared in accordance with generally accepted accounting principles consistently applied, and with regard to the consolidated financial statements accompanied by a report thereon by, and certified without qualification arising out of the scope of the audit by, a nationally recognized firm of independent public accountants or other independent public accountants satisfactory to Required Lenders.

                     As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, the balance sheet of Borrower as of the end of such Fiscal Year, the statement of income and retained earnings, and statement of cash flows of Borrower for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, and all prepared in accordance with then effective generally accepted accounting principles consistently applied, provided,-however, if there is a change in generally accepted accounting principles after the Closing Date, which affects the presentation of the financial statements noted above in this paragraph, then, in addition to the financial statements required above, the Borrower will furnish such additional information as is required to enable the Agents and the Lenders to determine whether or not the Borrower is in compliance with the provisions of Article VII.

                     (2) Quarterly Reporting Requirements: as soon as available, and in any event within sixty (60) days after the end of the first, second and third fiscal quarters of each fiscal year of the Pledgor, the unaudited consolidated and consolidating balance sheet of the Pledgor and its

       Consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated and consolidating statements of income and cash flows, setting forth in each case, in comparative form the figures of the comparable period for the previous year, and all prepared in accordance with generally accepted accounting principles consistently applied and certified as to accuracy by Borrower (subject to normal year-end audit adjustments).

                     As soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each Fiscal Year, the balance sheet of Borrower as of the end of such quarter and statements of income and retained earnings, and statements of cash flows of Borrower for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in ' Year and all prepared in accordance with the previous Fiscal generally accepted accounting principles consistently applied, provided, however, if there is a change in generally accepted accounting principles after the Closing Date which affects the presentation of the financial statements noted above in this paragraph, then, in addition to the financial statements required above, the Borrower will furnish such additional information as is required to enable the Agents and the Lenders to determine whether or not the Borrower is in compliance with the provisions of Article VII.

                     (3) Audit: as soon as available and in any event within thirty (30) days after the Closing Date, an examination of the books and records of the Borrower by a nationally recognized firm of independent public accountants where the scope of such examination is set forth in
       Schedule 5.01.

                     (4) Monthly Inventory Statements: As soon as available and in any event within thirty (30) days after . end of each month, a report in form and substance satisfactory to the Working Capital Agent and the Lenders indicating, with respect to the Borrower, monthly aged inventory levels (both in-house and in-transit), imputed inventory, inventory purchased on open account, monthly open orders and gross profit and shipping levels relative to the prior year.

                     (5) Monthly and Quarterly Accounts Receivable Reports. Within thirty (30) days after the end of each month, accounts receivable aging summaries with respect to Borrower, and within thirty (30) days after the end of each quarter of each Fiscal Year, detailed accounts receivable aging schedules with respect to Borrower, prepared in accordance with GAAP.

                     (6) Borrowing Base Certificate: (a) on the first Business Day of each week based upon information as of the last Business Day of the prior week, a Borrowing Base Certificate, and (b) as soon as practical after the Working Capital Agent requests a new Borrowing Base Certificate, and in any event within three (3) days of such request, a Borrowing Base Certificate;

                     (7) Management Letter: promptly after receipt thereof, a copy of each report delivered to Borrower by the independent public accountants which certify Pledgor's financial statements in connection with any annual or interim audit of its books, including any management reports or letters, if any, addressed to Pledgor or Borrower or any of their respective officers by such accountants;

                     (8) Annual Budget. By not later than December 31 of each Fiscal Year (commencing with December 31, 1995), a budget (satisfactory in form and substance to the Required Lenders) for the immediately succeeding Fiscal Year, which budget shall contain a projected balance sheet, a projected statement of profit and loss for each month in such Fiscal Year, projected usage of the Working Capital Facility, expected amortization of the Non-Working Capital Loans, and shall describe the assumptions on which such projections were based.

                     (9) Report on Transactions with Affiliates. Within thirty (30) days after each Quarterly Date, a certificate of an officer of Borrower (a) certifying that the Borrower is in compliance with the requirements of Section 6.06, Transactions with Affiliates, together with market information satisfactory to the Required Lenders which confirm such certification or, if the Borrower is not in compliance with such Section a statement as to the nature of such non-compliance and the action which is proposed to be taken with respect thereto; and

                     (10) Other Information: from time to time, with reasonable promptness, such other information with respect to Borrower as any Agent or a Lender may from time to time reasonably request.

                     SECTION 5.02 Notices. Borrower will, promptly upon obtaining knowledge of any of the following occurrences and promptly upon the giving or receipt of any of the following notices, deliver to each
       Lender:

                     (1) written notice of the occurrence of any Default or Event of Default, specifically stating that a Default or an Event of Default, as the case may be, has occurred and describing such Default or Event of Default;

                     (2) written notice of the occurrence of any casualty, damage or loss to or in respect of the Collateral, in an amount greater than One Hundred Thousand Dollars ($100,000), whether or not giving rise to a claim under any insurance policy, together with copies of any document relating thereto (including copies of any such claim) in possession or control of Borrower or any agent of Borrower: Change;

                     (3)    written notice of any Material Adverse Change;

                     (4) written notice of any litigation or proceeding affecting Borrower which if adversely determined could result in a Material Adverse Change;

                     (5) a copy of each written notice or other demand given by or received by Borrower under any Facility Agreement alleging a breach of or default under any such Facility Agreement;

                     (6) written notice of the assertion of any Lien (other than Permitted Liens) against the Collateral or the occurrence of any event that could have a material adverse effect on the value of the Collateral or the Liens created under the Security Documents;

                     (7) written notice of any cancellation of any insurance policy required to be maintained by Borrower pursuant to Section 5.06 hereof;

                     (8) copies of all Environmental Notices except for such Notices received in the ordinary course of business where such Notice does not relate to the Borrower's failure to comply with any Environmental Law;

                     (9) Written notice of any required changes or additions to the Facility, including changes to the Capital Program required pursuant to any Law;

                     (10) all written communications amending, modifying or materially affecting any Approvals or Permits then required to be in effect for the ownership or operation of the Facility and/or the implementation of the Capital Program;

                     (11)   if and when Borrower or any other ERISA Affiliate
       (a) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Pension Plan, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (b) receives notice of a complete or partial withdrawal liability under Title IV of ERISA or that any Multiemployer Plan is in Reorganization, is Insolvent or has been terminated, a copy of such notice; (c) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Pension Plan or Multiemployer Plan, a copy of such notice; (d) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (e) gives notice of intent to terminate any Pension Plan under Section 4041(c) of ERISA a copy of such notice and other information filed with the PBGC; (f) gives notice of withdrawal from any Pension Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (g) fails to make any required payment or contribution to any Pension Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or is reasonably likely to result in the imposition of a Lien, an accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the posting of a bond or other security, a certificate of the appropriate financial officer setting forth details as to such occurrence and action, if any, which Borrower or other ERISA Affiliate is required or proposes to take; or

                     (12)   if and when (a) a transaction prohibited under
       Section 4975 of the Code or Section 406 of ERISA occurs resulting in liability to Borrower, (b) a Pension Plan intended to qualify under
       Section 401(a) or 401(k) of the Code fails to so qualify or (c) liability is imposed to enforce Section 515 of ERISA with respect to any Multiemployer Plan, a certificate of the appropriate financial officer setting forth details as to such occurrence and action, if any, which Borrower or other ERISA Affiliate is required or proposes to take.

       Each notice pursuant to this Section 5.02 shall be accompanied by a statement of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

                     SECTION 5.03 Payment of Taxes and Claims. Borrower shall pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its income or profits or upon any of the Collateral and all lawful claims or obligations that, if unpaid, could become a Lien, including an Environmental Lien, upon any Collateral or any part thereof; Provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or obligation that is the subject of a Good Faith Contest.

                     SECTION 5.04 Maintenance of Existence. Properties. Facility Agreements. Construction and Maintenance of Property Etc. Borrower shall preserve and maintain its legal existence and form, all of its rights, privileges and franchises necessary for the operation of its business, including the Facility and the maintenance of its existence, and, shall continue to hold a valid interest in the Site and the Facility, subject only to Permitted Liens.

                     Borrower will maintain and operate or cause the Facility to be maintained and operated in good order and repair in accordance with prudent industry practices, and in compliance in all material respects with all material contracts, agreements, undertakings or instruments to which Borrower is bound, including, without limitation, those obligations imposed pursuant to the terms of the Facility Agreements. Borrower will only perform operations or conduct business that rely on the license under the Kalama License if Borrower obtains a Consent covering such license.

                     Borrower will do or cause to be done all things necessary to obtain and maintain in full force and effect all Approvals and Permits required from time to time to be in effect (1) for the execution, delivery or performance by Borrower of its obligations, or the exercise of its rights, under the Facility Agreements, or (2) for the ownership or operation of Facility.

                     SECTION 5.05 Compliance with Laws. Borrower will do or cause to be done all things necessary to comply with all Laws except (1) in the case of Laws (including tax laws) which impose obligations to pay money, such failure is the subject of a Good Faith Contest and (2) where the failure to so comply could not result in a Material Adverse Change.

                     SECTION 5.06 Insurance. The Borrower shall at all times, effect, maintain and keep in force, or cause to be effected, maintained and kept in force, including but not limited to the insurance listed on
       Schedule 5.06, with respect to the Facility against such hazards, and in such form as shall be required by the Lenders from time to time. Insurance required pursuant to this Section 5.06 shall include but not be limited to each of the following: All Risk (Real and Personal Property), Boiler and Machinery, Business Interruption, Commercial General Liability, Excess, Auto Liability, Workman's Compensation, and when available to the Borrower, Pollution Liability. Insurance required pursuant to this Section 5.06 shall be with responsible insurance carriers which (1) are authorized to do business in the State of Illinois; and (2) have a rating from A.M. Best Company, Inc. of B+, Class VI or better.

                     All policies of insurance required under the provisions of this Section 5.06 (except for Workers' Compensation Insurance and Property Insurance and Pollution Liability) shall name the Collateral Agent and each Lender as additional insured. All such policies covering risks of physical loss to (1) the Facility shall provide that all losses payable thereunder shall be paid to the Collateral

       Agent to be allocated thereby in accordance with the provisions of the Loan Documents, and (2) personal property belonging to the Borrower shall have attached thereto a standard non-contributory lender's loss payable endorsement in favor of the Collateral Agent in scope and form approved by the Required Lenders prior to the Closing Date. The Borrower shall furnish the Collateral Agent with originals of all such policies or certificates thereof. All policies of insurance required under the provisions of this Section 5.06 shall contain an endorsement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Borrower that might otherwise give rise to a defense by the insurer to its payment of such loss, and (2) a waiver by the insured of all rights of subrogation to any rights of the additional insureds against the Borrower, and (3) a disclaimer of all rights of setoff, counterclaim or deduction against the insureds other than the Borrower. The Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that require Agreement unless the same shall contain a standard non-contributory lender's loss payable endorsement in scope and form of approved by the Required Lenders prior to the Closing Date with loss payable to the Collateral Agent as its interests may appear. All retentions and deductibles under policies where the Collateral Agent is loss payee or additional insured shall be the sole responsibility or the Borrower and subject to the Lender's approval.

                     Without limiting any of the foregoing, each of the insurance policies required by this Section 5.06 which is required to name the Collateral Agent and Lenders as an additional insured or loss payee thereunder shall provide:

                     (1) that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof;

                     (2) that the interests of the Collateral Agent and Lenders will be insured regardless of any breach by the Borrower or any other Person of any warranties, declarations or conditions contained therein;

                     (3) that, in the case of the all-risk course of construction policy and any other policies covering property loss or damage in respect of the Facility, all payments thereunder shall be made directly to the Collateral Agent to be held and applied in accordance with the provisions of the Loan Documents;

                     (4) that neither the Collateral Agent nor any of the Lenders shall have any obligation or liability for premiums, commissions, assessments, calls, warranties or representations in connection with such insurance;

                     (5) as respects liability coverages, all the provisions thereof, except the limit of liability, shall operate in the same manner as if there were a separate policy covering each insured; and

                     (6) the Facility shall be insured for the greater of: (a) its full replacement value, or (b) the sum of (i) the outstanding principal amount of the Term Loan, plus (ii) the amount of Capital Expenditure Loan Commitment on the Closing Date, plus (iii) the amount of the Working Capital Loan Commitment on the Closing Date.

                     On or before the Closing Date and prior to each policy expiration thereafter, the Borrower shall deliver to the Collateral Agent an original certificate or binder signed by the insurer or its duly authorized representative showing the insurance then maintained by the Borrower pursuant to this Section 5.06 and stating that such insurance complies with the terms of this Section 5.06, together with evidence that payment of the premiums on such insurance is current. The Borrower shall effect such changes in the form (but not the amount or types) of the policies required pursuant to this Section 5.06, as may be required by the Collateral Agent; provided, that such changes are commercially available at reasonable rates.

                     SECTION 5.07 Books and Records; Inspection. Borrower will keep proper books of record and account in conformity with generally accepted accounting principles and all applicable Laws.

                     Borrower shall permit representatives of any Agent, including but not limited to the Independent Engineer, during normal business hours, upon notice from such Agent, to visit and inspect properties and examine and make copies reasonable any of its thereof or abstracts from any of its books and records, and to discuss the business, operations, properties and condition (financial or otherwise) of Borrower with officers and employees of Borrower and with their respective independent public accountants and engineers.

                     Borrower agrees that any Agent may at any time request Environmental Consultants to inspect and prepare reports with respect to the Facility, the Site or the Capital Program. With respect to one such inspection in each calendar year and all such inspections requested after the occurrence of an Event of Default, Borrower shall reimburse such Agent for all reasonable costs and expenses incurred with respect to the services of any such Environmental Consultant. Such Agent agrees to give

       Borrower reasonable notice prior to any such inspection by an Environmental Consultant.

                     SECTION 5.08 Property Rights. Utilities Etc. Borrower shall maintain, and if necessary procure, all easements, leasehold and other property interests, utility and other services, and other rights that are necessary for the operation of the Facility and, if the Capital Program is implemented, for construction, installation and completion of the Capital Program.

                     SECTION 5.09 Compliance With Environmental Laws. The Borrower (1) shall comply in all material respects with all Environmental Laws applicable to the ownership, operation, maintenance or use of the Facility and the Site, (2) will pay or cause to be paid all costs and expenses in connection with such compliance, and (3) shall keep or cause to be kept the Facility and the Site free and clear of any Environmental Liens. The Borrower shall not generate, manufacture, process, distribute, use, treat, store, release or dispose of, or permit the generation, manufacturing, processing, distribution, use, treatment, storage, release or disposal of Hazardous Materials on or in the Facility or the Site, or transport or permit the transportation of Hazardous Materials to or from the Facility or the Site, or dispose of Hazardous Materials at any other location, except in material compliance with all applicable Environmental Laws.

                     Borrower will, without cost to the Agents or the Lenders, remove or cause the removal of, Hazardous Materials released onto or under the Site at such time that removal is required by Law or by the order or other action of federal, state or local environmental regulatory authorities, in accordance with the regulations or requirements of such authorities, or at such time as required by an order or judgment of federal state court of competent jurisdiction in the State of Illinois; provided that Borrower will promptly remove any Hazardous Materials released to the environment and thereupon onto or under the Site after the date of execution of this Agreement.

                     SECTION 5.10 Event of Eminent Domain. If an Event of Eminent Domain shall be threatened in writing or occur with respect to any Collateral, the Borrower shall (1) promptly upon any such threat of which it is aware or occurrence provide written notice thereof to the Collateral Agent, (2) diligently pursue or cause to be pursued all its rights to compensation against the State of Illinois or the United States, as the case may be, or against any Governmental Authority in respect of such Event of Eminent Domain, (3) not, without the written consent of the Required Lenders, compromise or settle any claim relating to an Event of Eminent Domain, (4) hold all amounts and proceeds

       (including instruments) received in respect of any Event of Eminent Domain ("Eminent Domain Proceeds")) in trust for the benefit of the Collateral Agent segregated from other funds of the Borrower and (5) forthwith pay over to the Collateral Agent for benefit of the Lenders all Eminent Domain Proceeds in the same form as received (with any necessary endorsement) to be held and applied in accordance with the provisions of
       Section 2.14. To the extent that participation is legally available to the Collateral Agent, the Collateral Agent may participate in any eminent domain proceedings, and the Borrower shall from time to time deliver to the Collateral Agent all instruments requested by it to permit such participation.

                     SECTION 5.11 ERISA. Borrower shall, and shall cause its ERISA Affiliates to, comply in all material respects with the applicable provisions of ERISA and all provisions of the Code as applied to Employee Benefit Plans.

                                  ARTICLE VI.

                               NEGATIVE COVENANTS

                     So long as any Loans are outstanding or any Lender has any Commitment hereunder or any other amount is owing to any Agent or any Lender under any Loan Documents, Borrower shall not:

                     SECTION 6.01 Debt. Create or incur or suffer to exist any Debt except:

                     (1) Debt of Borrower to Lenders pursuant to this Agreement and the other Loan Documents;

                     (2) accounts payable to trade creditors for goods or services which are not aged more than thirty (30) days from the due date for if there is no specified due date or if such account payable is due immediately, are not aged more than ninety (90) days) and current operating liabilities (other than for borrowed money) which are not more than ninety (90) days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless subject to a Good Faith Contest; 6.03

                     (3) Guaranties permitted pursuant to Section 6.03;

                     (4) Debt under the Boiler Lease; and

                     (5) Debt secured by Liens permitted to be incurred under
       Section 6.02.

              SECTION 6.02 Liens. Create or suffer to exist or permit any Lien upon or with respect to any of its properties except for the following, (which collectively shall constitute "Permitted Liens"):

              (1)    Liens under or pursuant to any Loan Document;

              (2) Liens in respect of property or assets of Borrower imposed by Law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other senior Liens arising in the ordinary course of business, and which (a) do not in the aggregate materially detract from the value of such property or assets
       (b) materially impair the use thereof in the operation of the business of Borrower or (c) secure obligations which in the aggregate exceed Two Hundred Thousand Dollars ($200,000);

              (3) Liens for taxes which are either not yet due, are due but payable without penalty or are the subject of a Good Faith Contest and which Liens are not similar to the Liens of the Lenders or for taxes due the United States of America or any state thereof having similar priority statutes;

              (4) Liens in connection with worker's compensation, unemployment insurance or other social security obligations (other than ERISA);

              (5) Liens disclosed in the Title Insurance Policy and such minor defects, irregularities, encumbrances and clouds on title and statutory Liens which do not materially impair the Site or the ability to operate the Facility and which do not individually or in the aggregate materially impair the value of the security granted under the Security Documents;

              (6) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or similar bonds, or other similar obligations arising in the ordinary course of business in a total aggregate amount at any one time not in excess of Two Hundred Fifty Thousand Dollars ($250,000);

              (7) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are both the subject of a Good Faith Contest and do not secure obligations which exceed in the aggregate Fifty Thousand Dollars ($50,000);

              (8) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by Borrower of the Site or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

              (9) purchase money Liens on any real property, fixtures or equipment hereafter acquired or the assumption of any Lien on real property, fixtures or equipment existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

              (a) any property subject to any of the foregoing is acquired by the Borrower in the ordinary course of its business, such property is not integral to the manufacturing process of the Facility and the Lien on any such property is created or assumed contemporaneously with such acquisition;

              (b) each such Lien shall attach only to the property so acquired and fixed improvements thereon;

              (c) the Debt secured by any Lien so created, assumed or existing shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby;

              (d) each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

              (e) the incurrence of such Debt does not result in a violation of any other term or provision of this Agreement; and

              (f) all Debt secured by all such Liens shall not exceed in the aggregate Five Hundred Thousand Dollars ($500,000);

              SECTION 6.03 Guarantees. Agree, contingently or otherwise, to guaranty, endorse or otherwise become or remain liable (including, but not limited to an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assume creditors of such Person against loss), for the obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

              SECTION 6.04 Prohibition of Fundamental Chances. Enter into any transaction of merger or consolidation, or change its form of organization or business, or liquidate or dissolve (or suffer any liquidation or dissolution), or purchase or otherwise acquire all or substantially all or material portion of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all or a material portion of its assets (whether now owned or hereafter acquired) to any Person.

              SECTION 6.05 Investments. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except for Permitted Investments.

              SECTION 6.06 Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except (1) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, and (2) the Phenol Sales Agency Agreement and Acetone Sales Agreement both dated April 1, 1995 between Borrower and JLM Marketing, Inc.

              SECTION 6.07 Operating Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property except: (1) Capital Leases permitted under Section 6.03(9), (2) leases that do not in the aggregate require Borrower to make payments (including taxes, insurance, maintenance, and similar expenses which Borrower is required to pay under the terms of the lease but excluding all payments based upon a percentage of sales or revenues) in any Fiscal Year in excess of Seven Hundred Fifty Thousand Dollars ($750,000).

              SECTION 6.08 Abandonment. Abandon the operation of the Facility or after the Borrower has commenced the Capital Program the construction of the Capital Program or otherwise cease to diligently pursue the operation of the Facility or after the Borrower has commenced the Capital Program, construction of the Capital Program.

              SECTION 6.09 Prohibition on Disposition of Assets. Sell, lease (as lessor), transfer or otherwise dispose of any of its owned property or assets except (l) property that is worn out or no longer usable in connection with the operation of the Facility and, if necessary, is replaced by property having a utility comparable to that of the property being sold, leased, transferred or otherwise disposed, and
       (2) Inventory sold in the ordinary course of business.

              SECTION 6.10 Capital Program. Enter into any Capital Program Contract if the aggregate Capital Program Cost will exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

              SECTION 6.11 Nature of Business. Engage in any business other than the use and operation and financing of the Facility.

              SECTION 6.12 Dividends. Declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock or securities convertible into capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders, as such, whether in cash, assets, or in obligations of Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, or purchase or otherwise acquire for value any stock of Pledgor, except that the Borrower can declare and pay cash dividends (1) of up to seventy-five percent (75%) of the Equity Cash Flow for the Fiscal Year ended on the immediately preceding December 31 if at the time of and paying such dividend there are no Defaults or Default outstanding, no Default or Event of result from the declaration or payment of such the Borrower has made all Excess Cash Flow Prepayments and made all payments of Contingent required to be made or paid prior to the date of declaration or payment of such dividend; (2) on or after September 1, 1995 of up to One Million Dollars ($1,000,000) if at the time of declaring and paying such dividend each of the following conditions are satisfied: (a) at the time of making such dividend and after giving effect thereto there are no Defaults or Events of Default to such dividend the declaring Events of Default would dividend, and Mandatory Interest such deal outstanding; (b) after giving effect Borrower has a Liquidity of at least Two Million Dollars ($2,000,000): (c) the Borrower has delivered the Audit referred to in
       Section 5.01 to the Lenders and all the Lenders have found such Audit satisfactory in their sole discretion, and (d) prior to either declaring or paying such dividend each Lender will have received a certificate supplied by the Borrower's chief financial officer certifying the Borrower's compliance with the conditions under (a) and (b) above; (3) on or after December 31, 1995, up to fifty percent (50%) of the difference between One Million Eight Hundred Eighty-Five Thousand Dollars ($1,885,000) and the amount of the dividends declared or paid on or after September 1, 1995 pursuant to exception (2) above, if at the time of such declaration and payment each of the following conditions are satisfied: (a) at the time of declaring and paying such dividend and after giving effect thereto there are no Defaults or Events of Default outstanding; and (b) the Borrower has delivered to the Lender the Pledgor's certified consolidated financial statements and the Borrower's annual financial statements both for the Fiscal Year ended December 31, 1995 all in accordance with Section 5.01; and such statements indicates that the Borrower is in compliance with all the financial covenants set forth in Article VII; and (4) on and after June 30, 1996 up to the difference between One Million Eight Hundred Eighty-Five Thousand Dollars ($1,885,000) and the amount of the dividends declared and paid pursuant to exceptions (2) and (3) above, if at the time of declaring and paying such dividend each of the following conditions are satisfied: (a) at the time of making such prepayment and after giving effect thereto there are no Defaults or Events of Default outstanding; (b) the Borrower has delivered to the Lenders the Borrower's quarterly financial statements for each of the fiscal quarters ended March 31, 1996 and June 30, 1996 in accordance with Section 5.01, and (c) such statements indicate that the Borrower is in compliance with all the financial covenants set forth in
       Article VII.

              SECTION 6.13 Changes, Amendments and Modifications. Change, amend, modify or supplement any of the following: (1) its certificate of incorporation, (2) its by-laws, (3) the Asset Purchase Documents, or (4) any of the Facility Agreements.

                                  ARTICLE VII.

                        FINANCIAL COVENANTS OF BORROWER

              So long as any Loans are outstanding, or the Lenders have any commitment hereunder, or any other amount is owing to any Lender under any Loan Document, Borrower agrees with Lenders as follows:

              SECTION 7.01 Minimum Tangible Net Worth. Borrower shall maintain at all times during each period specified below a Tangible Net Worth of not less than the amount specified below for such period:


              Period                                  Minimum Amount
              ------                                  --------------

       From the Closing Date to and
         including December 31, 1995                  $5,000,000

       From January 1, 1996 to and




 including December 31, 1996                          $5,000,000 plus 50%
                                                      of the amount of the
                                                      Net Income (but not
                                                      minus the amount of
                                                      a Net Loss) for the
                                                      period from the
                                                      Closing Date to
                                                      December 31, 1995

 During each Fiscal Year thereafter                   The amount specified
                                                      for the prior Fiscal
                                                      Year plus 50% of the
                                                      Net Income (but not
                                                      minus the amount of
                                                      a Net Loss) for such
                                                      prior Fiscal Year


              SECTION 7.02 Debt to Equity Ratio. Borrower shall maintain during each period specified below a Debt to Equity Ratio of not greater than the Ratio specified below for such period:


                  Period                                    Ratio
                  ------                                    -----

           From Closing Date to and
           including December 31, 1996                      4.5 to 1

           From January 1, 1996 to and
           including March 31, 1996                         4.4 to 1

           From April 1, 1996 to and
           including June 30, 1996                          4.25 to 1

           From July 1, 1996 to and
           including December 31, 1996                      4.10 to 1

           On January 1, 1997 and at all
           times thereafter                                 4 to 1


              SECTION 7.03 Cash Flow Coverage Ratio. Borrower shall have for each period specified below a Cash Flow Coverage Ratio of not less than the Ratio specified below for such period:


                  Period                                    Ratio
                  ------                                    -----

           From July 1, 1995 to and
           including September 30, 1995                     1.35 to 1

           From July 1, 1995 to and
           including December, 1995                         1.35 to 1

           From July 1, 1995 to and
           including March 31, 1996                         1.35 to 1



           For the four quarters (taken
           together as a whole) ending on
           each Quarterly Date on or after
           June 30, 1996                                    1.35 to 1



              SECTION 7.04 Maximum Capital Expenditures. During the period from the Closing Date to December 31, 1995, Borrower shall not make or permit to be made Capital Expenditures (other than Capital Expenditures for or in connection with the Capital Program) in excess of Three Hundred Thousand Dollars ($300,000). In any Fiscal Year commencing with the Fiscal Year of January 1, 1996 to December 31, 1996, Borrower shall not make or permit to be made Capital Expenditures (other than Capital Expenditures for or in connection with the Capital Program) in excess of Five Hundred Thousand Dollars ($500,000), plus, commencing with the Fiscal Year of January 1, 1997 to December 31, 1997 an amount equal to the lesser of: (1) Two Hundred Thousand Dollars ($200,000), or (2) the difference between Five Hundred Thousand Dollars ($500,000) and the amount of Capital Expenditures (other than Capital Expenditures for or in connection with the Capital Program) actually made during the prior Fiscal Year.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

              SECTION 8.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by Law or otherwise):

              (1) if the Borrower shall fail to make any principal payments on any Loan after the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration or otherwise); or

              (2) if the Borrower shall fail to pay interest on any Loan within two (2) days after the same shall become due and payable; or

              (3) if the Borrower shall fail to pay any Fees payable under this Agreement or any other fees payable under any of the Loan Documents, within two (2) days after the same shall become due and payable; or

              (4) if any representation or warranty made by Borrower or Pledgor in any Loan Document, or any representation, warranty or statement in any certificate, financial statement or other document furnished to any Agent or any of the Lenders by or on behalf of Borrower or Pledqor under any Loan Document shall as of the time made, confirmed or furnished prove to have been (a) in the case of such representations and warranties which are not subject to a Material Adverse Change exception, incorrect in any material respect or (b) in all cases where such representations and warranty is subject to such an exception, incorrect; or

              (5) if the Borrower shall fail to perform or observe any of its covenants or agreements contained in Section 5.06 or Article VI or VII of this Agreement or any of the other Loan Documents or any of the Facility Agreements; or if the Borrower shall fail to perform or observe any of its covenants or agreements contained in this Agreement (other than those in Section 5.06 and Articles VI or VII) and such failure shall continue unremedied for thirty (30) days after the date of the occurrence thereof; or

              (6) if Borrower or Pledgor shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the Federal Bankruptcy Code or similar law, (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, (f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Federal Bankruptcy Code or similar Law or (g) take any corporate or other action for the purpose of effecting any of the foregoing; or

              (7) if a proceeding or case shall be commenced without the application or consent of Borrower or Pledgor in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts of such Person, or (b) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person under any Law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or a warrant of attachment, execution or similar process shall be issued against property of such Person and such proceeding, case, warrant or process shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days or more days, or any order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code or similar law; or

          (8) if a judgment or judgments for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against either Borrower or Pledgor and the same shall remain in effect and unstated or bonded pending appeal for a period of thirty (30) or more consecutive days; or

          (9) Borrower or Pledgor shall: (a) fail to pay all or any portion of a Debt of Borrower or Pledgor owed to a Lender when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both, of the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (10) Borrower shall: (a) fail to pay all or any portion of a Debt, or any monetary obligation under an Operating Lease when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt or Operating Lease, as the case may be, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both, of the maturity of such Debt or Operating Lease, as the case may be; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or any such Operating Lease shall be terminated prior to its scheduled expiration date;

          (11) Pledgor shall: (a) fail to pay all or any portion of a Debt which is equal to or greater than Five Hundred Thousand Dollars ($500,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or fail to pay all or any portion of its obligations under an Operating Lease with a total remaining monetary obligations equal to or greater than Five Hundred Thousand Dollars ($500,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt or Operating Lease, as the case may be, within thirty (30) days of when required to be performed or observed if such failure allows for the acceleration of such Debt or Operating Lease; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or any such Operating Lease shall be terminated prior to its scheduled expiration date;

          (12) if any Loan Document shall cease, for any reason, to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or any party thereto shall deny it has any further liability or obligation under or shall fail to perform its obligations under such Loan Document; or

          (13) if the Collateral Agent, as agent for Lenders, shall cease to have a perfected Lien on any of the Collateral with the priority purported to be created thereby other than due to the Collateral Agent's actions or failure to act; or

          (14) if any Facility Agreement (other than in the case of a Facility Agreement that, if not in effect, could not result in a Material Adverse Change) shall cease, for any reason, to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or any party thereto shall deny it has any further liability or obligation under or shall fail to perform its obligations under such Facility Agreement; or

          (15) if any of the following events occur or exist with respect to the Borrower or any ERISA Affiliate: (a) a transaction prohibited by Section 4975 of the Code or Section 406 of ERISA has occurred which could subject the Borrower, or any entity which they have an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA; (b) any Reportable Event with respect to any Pension Plan; (c) the giving under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (d) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (e) an accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan; (f) the imposition of liability to enforce Section 515 of ERISA; (g) the failure of a Pension Plan intended to qualify under Section 401(a) or 401(k) of the Code to so qualify; (h) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the Reorganization, Insolvency, or termination of any Multiemployer Plan; (i) the imposition of liability in respect of any Pension Plan or Multiemployer Plan subject to Title IV of ERISA; (j) a Lien arises or a Lien is given in connection with a Pension Plan; or (k) any other similar event or condition shall occur with respect to an Employee Benefit Plan, and in each case above, such event or condition, individually or in the aggregate, together with all other events or conditions, if any, could in the opinion of the Required Lenders subject the Borrower or any ERISA Affiliates to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or could exceed Fifty Thousand Dollars ($50,000); or

          (16) the failure to receive any Approval or Permit required by the Borrower or any other Person as shall at the time of such failure be necessary
(a) for the execution, delivery or performance by such Person of its obligations, or the exercise of its rights, under a Facility Agreement or Capital Program Contract, or (b) for the development, design, construction, start-up, testing or operation of the Capital Program, or (c) for the ownership or operation of Facility; or any such Approval or Permit shall be revoked, terminated, withdrawn, suspended, modified adversely to the Borrower or shall cease to be in full force and effect;

          (17) if Pledgor does not own at least one hundred (100%) percent of the outstanding capital stock of Borrower; or

          (18) if either Wilfred J. Kimball or William Moffatt shall for any reason (including death) cease to be actively involved in the operation of the Borrower, unless within one hundred twenty (120) days of such event the Borrower hires or promotes a Person with the skills and abilities to perform the functions previously performed by Wilfred J. Kimball or William Moffatt, as the case may be;

          (19) there shall occur either (a) an Event of Loss or (b) an Event of Eminent Domain;

          (20) if any Capital Program Contract is entered into and such Capital Program Contract shall cease, for any reason, to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or any party thereto shall deny it has any further liability or obligation under or shall fail to perform or observe any of its covenants or agreements contained in such Capital Program Contract;


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

          (21) except in the case where the occurrence of any of the items covered by this subsection (21) could not result in a Material Adverse Change, if any Asset Purchase Documents shall cease, for any reason, to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or any party thereto shall deny it has any further liability or obligation under or shall fail to perform its obligations under any such Asset Purchase Document; or

          (22) if any Event of Default (as defined in the Mortgage) shall occur;

then, and in any such event, any Applicable Agent, may or if directed to do so by either the Required Term Lenders or the Required Working Capital Lenders shall, by notice to Borrower, take any or all of the following actions, without prejudice to the rights of any of the Agents to enforce its or their claims against Borrower on behalf of the applicable Lenders: (l) declare the Commitments terminated, whereupon such Commitments shall forthwith terminate immediately and any accrued Fees shall forthwith become due and payable without any other notice of any kind, (2) declare the principal of and any accrued interest in respect of all Borrower's Obligations, including but not limited to the Loans, the Contingent Interest, and all other amounts payable under this Agreement and any other Loan Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower, (3) proceed to enforce or cause to be enforced any remedies provided under any of the Security Documents, (4) exercise any other remedies available at Law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any other Loan Documents or in aid of the exercise of any power granted in this Agreement or any other Loan Documents and (5) apply any or all funds in any account of the Borrower constituting Collateral to repay the Borrower's Obligations; Provided that upon the occurrence of any Event of Default referred to in Section 8.01(7) and (8) then (without prejudice to the rights and remedies specified in clauses
(3) and (4) above) automatically, without notice, demand or any other act by any Agent or any Lender, (a) the Commitments shall terminate immediately and any accrued Fees shall be immediately due and payable, and (b) the principal of and any accrued interest in respect of the Notes, and all other amounts payable under this Agreement, including but not limited to the Contingent Interest, and any other Loan Documents shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained


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

in this Agreement to the contrary notwithstanding. No remedy conferred in this Agreement or any other Loan Documents upon any Agent or any Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at Law or in equity or by statute or otherwise.

          Notwithstanding anything to the contrary contained in this Agreement, even if an Event of Default has occurred and is continuing the Working Capital Lenders can, in their sole discretion, agree to make Working Capital Loans to the Borrower and may, in their sole discretion, without the prior request or consent of Borrower, make Working Capital Loans to satisfy any of the Borrower's Obligations or to provide funds to pay or perform any of the Borrower's other obligations under this Agreement.

                                   ARTICLE IX.

                             CHANGE OF CIRCUMSTANCES

          SECTION 9.01 Taxes. Any and all payments by Borrower made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of any of the Lenders by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or in which such Lender maintains an office or conducts business (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If Borrower shall be required by Law to withhold or deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder, (1) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.01) Lender receives an amount equal to the sum it would have received had no such deductions been made, (2) Borrower shall make such deductions, and (3) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

          In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise under the laws of the United States of America or the State of New York or any other state from any payment made hereunder or from the execution or delivery or otherwise with respect to


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

this Agreement or any other Loan Document (hereinafter referred to an "Other Taxes").

          Borrower shall indemnify each Lender for the full amount of Non-Excluded Taxes and Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.0l) paid by such Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted. Payments by Borrower pursuant to this indemnification shall be made within thirty (30) days from the date a Lender makes written demand therefor.

          Within thirty (30) days after the date of any payment of Non-Excluded Taxes or Other Taxes by Borrower, Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof. Borrower shall compensate the applicable Lender for all reasonable losses and expenses sustained by such Lender as a result of any failure by Borrower to so furnish such copy of such receipt.

          Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
9.01 shall survive the payment in full of the Loans.

          Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to the Borrower and the Collateral Agent, prior to the first Interest Payment Date, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all payments made by the Borrower hereunder) and upon request of the Borrower to provide to the Borrower and the Collateral Agent a new Form 4224 or Form 1001 or any successor form thereto (claiming a complete exemption from U.S. federal withholding tax on all payments made by the Borrower hereunder) if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form.

          The Borrower shall not be required to pay any increased amounts on account of Non-Excluded Taxes pursuant to this Section 9.01 to any Lender to the extent that such Non-Excluded Taxes would not have been payable if the Lender had furnished a form (properly and accurately completed in all respects) which it was otherwise required to furnish in


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

accordance with the preceding paragraph of this Section 9.01.

          With respect to any Non-Excluded Taxes which are paid by the Borrower in accordance with the provisions of this Section 2.22, each Lender receiving the benefits of such payments hereby agrees to pay to the Borrower any amounts
(1) refunded to the Lender or (2) by which the Lender's tax liability was reduced as a result of such payments.

          SECTION 9.02 Additional Costs. Borrower shall pay directly to the applicable Lender from time to time on demand such amounts as such Lender may determine to be necessary to compensate it for any increased costs which such Lender determines are attributable to its making or maintaining any LIBOR Rate Loan, or its obligation to convert any Prime Rate Loan to a LIBOR Rate Loan hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Rate Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:


          (1) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such LIBOR Rate Loans (other than changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Lender by the jurisdiction in which such Lender is incorporated or organized, in which such Lender has its principal office or the jurisdiction in which the Applicable Lending Office is located); or

          (2) (other than to the extent the Eurocurrency Liability Reserve Requirement is taken into account indetermining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any LIBOR Rate Loans or any deposits referred to in the definition of "LIBOR Rate" in
Section 1.01 hereof), or any Commitment of such Lender; or

          (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

          Without limiting the effect of the provisions of the first paragraph of this Section 9.01, in the event that, by reason of any Regulatory Change, a Lender either (1) incurs Additional Costs based on or measured by the excess


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above a specified level of the amount of a category of deposits of other liabilities of such Lender which includes deposits by reference to which the LIBOR Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Loans based on the LIBOR Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to Borrower and Applicable Agent, the obligation of such Lender to make or continue, or to convert Prime Rate Loans into LIBOR Rate Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 9.05 hereof shall be applicable).

          A certificate of any Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive in the absence of manifest error.

          SECTION 9.03 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of a LIBOR Rate for any Interest Period:

          (1) Applicable Agent or any of the Lenders determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Rate Loans as provided in this Agreement; or

          (2) Any Lender determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 1.01 hereof upon the basis of which the rate of interest for LIBOR Rate Loans for such Interest Period are to be determined do not adequately cover the cost to such Lender of making or maintaining such LIBOR Rate Loans for such Interest Period;

then Applicable Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, such Lenders shall be under no obligation to make such LIBOR Rate Loans, convert Prime Rate Loans into such LIBOR Rate Loans or continue such LIBOR Rate Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for such outstanding LIBOR Rate Loans, either prepay such LIBOR Rate Loans or convert such LIBOR Rate Loans into a Prime Rate Loan in accordance with Section 2.06.

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          SECTION 9.04 Illegality. Notwithstanding any other provision of this
Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Rate Loans hereunder or convert Prime Rate Loans into LIBOR Rate Loans, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue, or to convert a Prime Rate Loan into the affected LIBOR Rate Loan shall be suspended until such time as such Lender may again make and maintain such LIBOR Rate Loans (in which case the provisions of Section 9.05 hereof shall be applicable).

          SECTION 9.05 Treatment of Affected Loans. If the obligations of a Lender to make or continue a LIBOR Rate Loan, or to convert Prime Rate Loans into LIBOR Rate Loans are suspended pursuant to Section 9.02 or 9.04 hereof (LIBOR Rate Loans so affected being herein called "Affected Loans"), such Lender's Affected Loans shall be automatically converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 9.02 or 9.04, on such earlier date as such Lender may specify to the Borrower).

          To the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Prime Rate Loans. All Loans which would otherwise be made or continued by Lenders as LIBOR Rate Loans shall be made or continued instead as Prime Rate Loans and all Prime Rate Loans of Lenders which would otherwise be converted into LIBOR Rate Loans shall remain as Prime Rate Loans.

          SECTION 9.06 Certain Compensation.

          (1) LIBOR Rate Loan. Borrower shall pay to the Applicable Agent for the account of the applicable Lender, upon the request of such Lender through the Applicable Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

          (a) any payment, prepayment, conversion or continuation of a LIBOR Rate Loan made by such Lender on a date other than the last day of an Interest Period for such Loan whether by reason of acceleration or otherwise; or

          (b) any failure by the Borrower for any reason to borrow, convert or continue a LIBOR Rate Loan to be made, converted or continued by such Lender on the date specified therefor in the relevant Notice of Borrowing


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

     or Notice of Interest Rate Selection issued by the Borrower.

          Without limiting the foregoing, such compensation ("Broken Funding Fee") shall include an amount equal to the excess, if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or continued or not borrowed, converted or continued for the period from the date of such payment, prepayment, conversion or continuation or failure to borrow, convert or continue to the last day of the then current Interest Period for such LIBOR Rate Loan (or, in the case of a failure to borrow, convert or continue, to the last day of the Interest Period for such LIBOR Rate Loan which would have commenced on the date specified therefor in the relevant Notice) at the applicable rate of interest for such LIBOR Rate Loan provided for herein; over (2) the amount of interest (as reasonably determined by such Lender) which such Lender, or in the case of CIT-EF or CIT-BC, Chemical Bank, N.A., would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination by a Lender as to the amounts payable pursuant to this Section 9.06 shall be conclusive absent manifest error.

          SECTION 9.07 Adequacy. If any of the Lenders shall have determined that, after the date hereof, the adoption of any applicable Law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate of a Lender claiming compensation under this
Section 9.07, shall be conclusive in the absence of manifest error.


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

                                   ARTICLE X.

                                     AGENCY

          SECTION 10.01 The Working Capital Agent. Each Working Capital Lender hereby irrevocably designates and appoints CIT-BC as Working Capital Agent for such Working Capital Lender under this Agreement, the Loan Documents and all ancillary documents, and irrevocably authorizes CIT-BC as Working Capital Agent for such Working Capital Lender, to take such action on its behalf under the provisions of this Agreement, the Loan Documents and all ancillary documents, and to exercise such powers and perform such duties as are expressly delegated to the Working Capital Agent by the terms of this Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any Loan Document, the Working Capital Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Working Capital Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or any of the ancillary documents or otherwise exist against the Working Capital Agent.

          SECTION 10.02 The Term Agent. Each Term Lender and Capital Expenditure Lender hereby irrevocably designates and appoints CIT-EF as Term Agent for each such Term Lender and Capital Expenditure Lender under this Agreement, the Loan Documents and all ancillary documents, and irrevocably authorizes CIT-EF as Term Agent for each such Term Lender and Capital Expenditure Lender, to take such action on its behalf under the provisions of this Agreement, the Loan Documents and all ancillary documents, and to exercise such powers and perform such duties as are expressly delegated to the Term Agent by the terms of this Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any Loan Document, the Term Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Term Lender or Capital Expenditure Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or any of the ancillary documents or otherwise exist against the Term Agent.

          SECTION 10.03 The Collateral Agent. Each Lender hereby irrevocably designates and appoints CIT-EF as Collateral Agent for such Lender under this Agreement, the Loan Documents and all ancillary documents, and irrevocably authorizes CIT-EF as Collateral Agent for such Lender, to


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

take such action on its behalf under the provisions of this Agreement, the Loan Documents and all ancillary documents, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any Loan Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or any of the ancillary documents or otherwise exist against the Collateral Agent.

          SECTION 10.04 The Agent. Each Lender hereby irrevocably designates and appoints CIT-EF as Agent for each such Lender under this Agreement, the Loan Documents and all ancillary documents, and irrevocably authorizes CIT-EF as Agent for each such Lender, to take such action on its behalf under the provisions of this Agreement, the Loan Documents and all ancillary documents, and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or any of the ancillary documents or otherwise exist against the Agent.

          SECTION 10.05 Delegation of Duties. Each Applicable Agent may execute any of its duties under this Agreement or any other Loan Document and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

          SECTION 10.06 Exculpatory Provisions. No Applicable Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (1) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other


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Loan Document and all ancillary documents (except for its or such Person's own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Borrower or Pledgor or any officer thereof contained in this Agreement or any other Loan Document and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Applicable Agent under or in connection with, this Agreement or any other Loan Document and all ancillary documents or (3) responsible for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document and all ancillary documents or for any failure of Borrower or Pledgor to perform its obligations thereunder. No Applicable Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document and ancillary documents or to inspect the properties, books or records of Borrower or Pledgor.

          SECTION 10.07 Reliance by each Applicable Agent. Each Applicable Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, an opinion of counsel to Borrower or Pledgor), independent engineers, including the Independent Engineer, and Environmental Consultants, including the Environmental Consultant, and other experts selected by the Applicable Agent. Each Applicable Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document and all ancillary documents unless it shall first receive such advice or concurrence of the Term Lenders and/or Working Capital Lender and/or the Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Required Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Applicable Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document and all ancillary documents in accordance with a request of the Term Lenders and/or Working Capital Lender and/or the Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          SECTION 10.08 Notice of Default. No Applicable Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Applicable Agent has received written notice from a Lender for which it acts as Agent or Borrower describing such Default or Event of Default. In the event that the Applicable Agent receives such a notice, such


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Applicable Agent shall promptly give notice thereof to Lenders for which it acts as Agent. The Applicable Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; Provided that unless and until the Applicable Agent shall have received such direction, the Applicable Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking any such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of Lenders for which it is an Agent.

          SECTION 10.09 Non-Reliance on any Applicable Agent and other Lenders. Each Lender expressly acknowledges that no Applicable Agent nor any of its respective officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by Applicable Agent hereinafter taken, including any review of the affairs of Borrower or Pledgor, shall be deemed to constitute any representation or warranty by the Applicable Agent to such Lender. Each Lender represents to Applicable Agent that it has, independently and without reliance upon its Applicable Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and Pledgor and made its own decision to enter into this Agreement and any other Loan Document. Each Lender also represents that it will, independently and without reliance upon its Applicable Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document and to make such investigation as it deems necessary to inform itself as- to the business, operations, property, financial and other condition or creditworthiness of Borrower and Pledgor.

          SECTION 10.10 Indemnification. Each Lender agrees to indemnify its Applicable Agent in its capacity as such (to the extent not reimbursed by Borrower, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against such Applicable Agent in any way relating to or arising out of this Agreement, any other Loan Document or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Applicable Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties,


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

actions, judgments, suits, costs, expenses or disbursements resulting solely from such Applicable Agent's gross negligence or willful misconduct. Nothing set forth in this paragraph shall be construed to expand or limit the obligations of Borrower hereunder for indemnity set forth in Article XI hereof. The agreements in this paragraph shall survive the payment of the Borrower's Obligations.

          SECTION 10.11 Agent in its Individual Capacity. Each Applicable Agent may make loans to, and generally engage in any kind of business with Borrower and Pledgor as though such Applicable Agent were not an Applicable Agent hereunder. With respect to Loans made or renewed by it or loan obligations hereunder as Lenders, each Applicable Agent shall have the same rights and powers, duties and liabilities under this Agreement as any Lenders and may exercise the same as though it were not an Applicable Agent and the "Lender" and "Lenders" shall include an Applicable Agent in its individual capacity.

          SECTION 10.12 Successor Applicable Agent. Each Applicable Agent may resign as an Applicable Agent upon thirty (30) days' notice to Lenders for which it acts as Agent and Borrower and such resignation shall be effective upon the appointment of a successor Applicable Agent. If an Applicable Agent shall resign as Agent, then Lenders for which it acts as Agent shall appoint a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Applicable Agent and the term "Applicable Agent" shall mean such successor agent effective upon its appointment, and the former Applicable Agent's rights, powers and duties as Applicable Agent shall be terminated, without any other or further act or deed on the part of such former Applicable Agent or any of the parties to this Agreement. After any retiring Applicable Agent's resignation hereunder as Applicable Agent the provisions of this Section 10.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Applicable Agent.

          SECTION 10.13 Amendments Concerning Agency Function. No Applicable Agent shall be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

          SECTION 10.14 Liability of each Applicable Agent. Each Applicable Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Lenders (other than such Applicable Agent in its capacity as Lender) to perform its obligations hereunder or to any Lenders on account of the failure of Borrower or


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

Pledgor to perform its obligations hereunder or under any other Loan Document or Facility Agreement.

          SECTION 10.15 Transfer of Applicable Agency Function. Without the consent of Borrower or Pledgor or any Lenders, each Applicable Agent may at any time or from time to time transfer its functions as an Applicable Agent hereunder to any of its offices wherever located, provided that such Applicable Agent shall promptly notify the Borrower and Lenders thereof.

          SECTION 10.16 Withholding Taxes. Each Lender will furnish to the Applicable Agent such forms, certifications, statements and other documents as the Applicable Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction it is otherwise entitled to do so or to enable the Applicable Agent to comply with any applicable Laws relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, such Lender will furnish to the Applicable Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. No Applicable Agent shall be obligated to make any payments hereunder to such Lenders in respect of any Loan until such Lender shall have furnished to the Applicable Agent the requested form, certification, statement or document.

          SECTION 10.17 Shared Liability. In the event that any Applicable Agent, Lenders or any one of them are sued or threatened with suit by Borrower or Pledgor or by any receiver, trustee, creditor or any committee of creditors of Borrower or Pledgor on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Agreement or any other Loan Document, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by any Applicable Agent, Lenders or any one of them, shall be shared pro rata by Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by any Applicable Agent to effect collection or enforcement of any rights in the Collateral, including enforcing (including, without limitation, appearing, monitoring and participating as a party-in-interest in any bankruptcy case involving the Borrower), preserving or maintaining rights under this Agreement or any other Loan Document shall be shared pro rata between the Lenders to the extent not reimbursed by Borrower, or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (1) predate the date of this Agreement or (1) are based on transactions, actions or omissions that predate the date of this Agreement.

          SECTION 10.18 Non-Receipt of Funds by any Applicable Agent. Unless any Applicable Agent shall have received notice from a Lender for which it acts as Agent prior to the date of any Loan that such Lender will not make available to the Applicable Agent such Lender's pro rata share of such Loan, the Applicable Agent may assume that such Lender has made such pro rata share available to the Applicable Agent on the date of such Loan in accordance with Section 2.05 and the Applicable Agent may, in reliance upon such assumption, make a corresponding amount available to the Borrower on such date. If and to the extent that such Lender shall not have so made such pro rata share available to the Applicable Agent, such Lender and the Borrower severally agree to repay to the Applicable Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower, until the date such amount is repaid to the Applicable Agent. If such amount is repaid to the Applicable Agent by Borrower, interest on such amount shall be payable at a rate per annum equal to the Prime Rate plus the Applicable Margin for the applicable Loan, and if such amount is advanced to the Applicable Agent by any such Lender, interest on such amount shall be payable at a rate per annum equal to the Federal Funds Rate for the first two (2) Business Days after such funds were made available to the Borrower and thereafter a rate per annum equal to the Prime Rate plus the Applicable Margin for the applicable Loan.

          Each Lender is solely responsible for its pro rata share of each Commitment and no Applicable Agent nor any Lender shall be responsible for, nor assume any obligations for, the failure of any Lender to make available its pro rata share of any such Loan.

          Nothing contained herein shall be deemed to obligate any Applicable Agent to make available to Borrower the full amount of a requested Loan when such Applicable Agent has not received any Lender's pro rata share of such Loan or if the such Applicable Agent otherwise has any notice that any of the Lenders will not advance its pro rata share thereof.

                                   ARTICLE XI.

                                  MISCELLANEOUS

          SECTION 11.01 Participations and Assignments. Lenders may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitments and/or any or all of its Loans. In the event of any such grant by any Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower shall continue to deal solely and directly with such Lender in connection with Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower under this Agreement and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that Lender will not agree to any modification, amendment or waiver of this Agreement requiring the consent of all Lenders under Section 11.03 without the consent of the Participant.

          Lenders may at any time assign to one or more banks or other institutions (each an "Assignee"), all or a portion of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and Lender. Each such Assignee which is organized under the Laws of any jurisdiction other than the United States of America must comply with the requirement to deliver a Form 4224 as required under Section
9.01. Upon execution and delivery of such Assignment and Assumption Agreement by such Assignee to such Lender of an amount equal to the purchase price agreed between Lender and such Assignee, such Assignee shall be a "Lender" and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, a new Note shall be issued in exchange for the existing Note, all as provided in this Agreement.

          Borrower agrees to provide all assistance reasonably requested by any Lender to enable such Lender either to sell participations in or to make assignments permitted under this Section.

          SECTION 11.02 Survival. All representations and warranties contained herein or made in writing by Borrower or Pledgor in connection herewith shall survive the execution and delivery of this Agreement, the other Loan Documents and repayment of the Loans.

          Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in Section 11.06 hereof shall survive the payment in full of the Loans, and termination of this Agreement.

          SECTION 11.03 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by Borrower or Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (l) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount of principal, interest or fees due hereunder or under any Loan Document; (2) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Documents; (3) change the Commitments, (4) change the definition of Required Banks; (5) release any material portion of the Collateral otherwise than in accordance with the Loan Documents; (6) amend this Section 11.03 or any other provision requiring the consent of all the Lenders. No failure on the part of any Agent or any Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 11.04 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given (1) in the case of Borrower, any Agent or Lenders to such party at its address, telex number or facsimile number set forth on the signature pages hereof, or (2) in the case of any Assignee, at its address, telex number, or facsimile number, set forth in such Assignee's Assignment and Assumption Agreement. Each such notice, request or other communication shall be effective (1) if given by telex, when such telex is transmitted to the telex number specified in this Section 11.04 and the appropriate answerback is received, (2) if given by facsimile, when such facsimile is transmitted to


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

the facsimile number specified in this Section 11.04, (3) if given by mail, seventy two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (4) if given by any other means, when delivered at the address specified in this Section 11.04; provided that notices to each Agent and Lenders under Article II shall not be effective until received.

          SECTION 11.05 Payment of Expenses. All statements, reports, certificates, opinions and other documents or information required to be furnished by Borrower to any Agent or any Lender under this Agreement or any other Loan Document shall be supplied without cost to such Agent or any Lenders. Borrower shall pay, on demand, (1) all reasonable out-of-pocket costs and expenses of each Agent and Lenders, including, without limitation, the fees and disbursements of Dewey Ballantine, counsel to Agents and Lenders, incurred in connection with (a) the negotiation, preparation, execution and delivery of the Loan Documents, (b) any waiver or amendment of, or supplement or modification to, the Loan Documents, and (c) the review of any of the other agreements, instruments or documents referred to in this Agreement or relating to the transactions contemplated hereby or any other Facility Agreement including, without limitation, ongoing review of environmental matters; (2) the reasonable fees and disbursements of the Independent Engineer for its services rendered to Lenders once during each calendar year and at all times after the occurrence of an Event of Default; (3) the reasonable fees and disbursements of the Environmental Consultant for its services rendered to Lenders once during each calendar year and at all times after the occurrence of an Event of Default; (4) all premiums for the Title Insurance Policy; (5) all costs and expenses of Agents and Lenders (including the reasonable fees and disbursements of legal counsel) incident to the successful enforcement, collection, protection or preservation of any right or claim of Agents or Lenders under the Loan Documents.

          SECTION 11.06 Indemnification. Borrower hereby indemnifies and holds harmless each Agent, each Lender and their respective officers, directors, employees and Affiliates from and against any and all claims, actions, suits, judgments, demands, damages, losses, liabilities (including, without limitation, liabilities for penalties), costs or expenses (exclusive of salaries, overhead and other ordinary operating and administrative costs and income taxes of such Person) whatsoever, including reasonable attorneys' fees (each, an "Indemnity Claim"), that such Person may incur by reason of, arising out of or in connection with (1) the execution, delivery, enforcement (including the foreclosure or other sale of the property subject to any Security Document and the ownership and/or possession of such property by any such Person or any representative thereof), performance or administration of this Agreement and the other Loan Documents, (2) any and all excise, sales or other taxes that may be payable or determined to be payable with respect to the Site or the Facility or the Capital Program, and (3) any failure by Borrower to comply with any applicable Law, (4) the actual or proposed use of the proceeds of the Loans, Provided, that Borrower shall not be required to indemnify such Person for any Indemnity Claim to the extent, but only to the extent, caused by such Person's gross negligence or willful misconduct as determined by a court of competent jurisdiction or for any Indemnity Claim based upon a dispute between any of the Persons as to which the Borrower is providing an indemnity under this Section 11.06. The rights granted under this Section 11.06 are in addition to the rights granted under any other provision of this Agreement, under any other Loan Document or otherwise; Provided, however, in no event will Borrower be required to pay the same indemnified item twice.

          SECTION 11.07 Environmental Matters. Notwithstanding anything to the contrary contained herein or any other Loan Document, Borrower hereby indemnifies each Agent, Lenders and the respective officers, directors, employees and Affiliates of each from and against all loss, liability, damage, cost and expense, including attorneys' fees and expenses, expert and consulting fee and costs of investigation and feasibility studies incurred in response to a liability asserted or threatened against such indemnified person, whether direct or indirect, known or unknown, absolute or contingent, past, present or future, suffered or incurred by such indemnified Person arising out of, relating to, or in connection with (1) any Environmental Law or any Environmental Lien, or (2) any event, activity, or condition involving Hazardous Materials at any location; in each case, arising out of, attributable to, or associated with (a) the Assets or operations of Borrower or the operations of any prior owner or operator of the Assets or the Facility or the Site; and in each case, whether or not the same emanates or originates at or from the Assets or the Facility or the Site, whether or not caused by, or within the control of, Borrower; provided, however, that Borrower shall not be required to indemnify such Person for any indemnity under this Section 11.07 to the extent, but only to the extent, caused by such Person's gross negligence or willful misconduct which actually occurs on the premises of the Borrower, all as determined by a court of competent jurisdiction. The rights granted under this Section 11.07 are in addition to the rights granted under any other provision of this Agreement, under any other Loan Document, or otherwise, provided, however, in no event will Borrower be required to pay the same indemnified item twice. This indemnification shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when any Agent or any Lender may have come into possession or control of any of the Assets and any time thereafter, provided, however, this indemnity shall not cover any violations of Environmental Laws by any actions by the Agents or the Lenders after they have actual possession or control of the Assets.

          SECTION 11.08 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or transfer any of its rights, duties or obligations under this Agreement without the prior written consent of all Lenders.

          SECTION 11.09 Lenders Beneficiary. All conditions to the obligation of Lenders to make Loans hereunder are imposed solely and exclusively for the benefit of each Lender and its assigns, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders at any time if in its sole discretion it deems it advisable to do so. Inspections and approvals of the Capital Program, and the workmanship and materials used therein impose no responsibility or liability of any nature whatsoever on Agents or Lenders, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by Agents or Lenders for any reason.

          SECTION 11.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          SECTION 11.11 Descriptive Headings. The table of contents and the descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement and shall not affect the meaning or construction of any provision hereof.

          SECTION 11.12 Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

          SECTION 11.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED

AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11.14 Consent to Jurisdiction. With respect to any legal action or proceeding against Borrower arising out of or in connection with this Agreement and all other Loan Documents to which Borrower is a party, Borrower hereby irrevocably (1) consent to the jurisdiction of any state or federal court located in the State of New York and (2) waive any objection to the venue of the aforesaid courts.

          SECTION 11.15 WAIVER OF JURY TRIAL. BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                        JLM CHEMICALS, INC.,
                                          as Borrower

                                        By /s/    John White
                                           --------------------------
                                           Name:  John White
                                           Title: President

                                        Addresses for Notices:

                                        3350 West 131st Street
                                        Blue Island, Illinois 60406

                                        Attn: President
                                        Telecopy: (708) 388-9379

                                        with a copy to:

                                        JLM Industries, Inc.
                                        8675 Hidden River Parkway
                                        Tampa, Florida 33637

                                        Attn: Vice President and General
                                              Counsel
                                        Telecopy: (813) 632-3301

                                        THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                             as Term Lender and Capital
                                             Expenditure Lender

                                        By /s/    R. Blair McBeth
                                           ---------------------------
                                           Name:  R. Blair McBeth
                                           Title: Vice President

                                        Applicable Lending Office:
                                        New York

                                        Address for Notices:
                                        1211 Avenue of the Americas
                                        New York, New York 10036

                                        Attn: Kenneth Brown
                                        Telecopy: (212) 536-1385


                                       92a

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                             as Working Capital Lender


                                        By /s/    Ellis B. Hilton, III
                                           ---------------------------
                                           Name:  Ellis B. Hilton, III.
                                           Title: Vice President

                                        Applicable Lending Office:
                                        New York

                                        Address for Notices:
                                        1211 Avenue of the Americas
                                        New York, New York 10036
                                        Attn: Mr. John Healy
                                        Telephone: (212) 536-1285
                                        Telecopy: (212) 536-1295

                                        THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                           as Term Agent

                                        By /s/    R. Blair McBeth
                                           ---------------------------
                                           Name:  R. Blair McBeth
                                           Title: Vice President

                                        Address for Notices:
                                        1211 Avenue of the Americas
                                        New York, New York 10036

                                        Attn: Kenneth Brown
                                        Telecopy: (212) 536-1385

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                           as Working Capital Agent

                                        By /s     Ellis B. Hilton, III
                                           ---------------------------
                                           Name:  Ellis B. Hilton, III
                                           Title: Vice President

                                        Address for Notices:
                                        1211 Avenue of the Americas
                                        New York, New York 10036

                                        Attn: Mr. John Healy
                                        Telephone: (212) 536-1285
                                        Telecopy: (212) 536-1295

                                        THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                          as Collateral Agent

                                        By /s/    R. Blair McBeth
                                           ---------------------------
                                           Name:  R. Blair McBeth
                                           Title: Vice President

                                        Applicable Lending Office:
                                        New York

                                        Address for Notices:
                                        1211 Avenue of the Americas
                                        New York, New York 10036

                                        Attn: Kenneth Brown
                                        Telecopy: (212) 536-1385

                                        THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                           as Agent
                                        By /s/    R. Blair McBeth
                                           ---------------------------
                                           Name:  R. Blair McBeth
                                           Title: Vice President

                                        Address for Notices:
                                        1211 Avenue of the Americas
                                        New York, New York 10036

                                        Attn:  Kenneth Brown
                                        Telecopy:  (212) 536-1385

                       FIRST AMENDMENT TO CREDIT AGREEMENT

          FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 12, 1996 ("First Amendment") among JLM CHEMICALS, INC. (the "Borrower"), THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT-EF"), THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT-BC"), each other lender which may hereafter execute and deliver an Assignment and Assumption Agreement with respect to the Loans and Commitments pursuant to Section 11.01 of the Credit Agreement referred to below (CIT-EF, CIT-BC, each assignee under an Assignment and Assumption Agreement, each a "Lender" and collectively, the "Lenders") and THE CIT GROUP/EQUIPMENT FINANCING, INC. as agent for the Term Lenders and the Capital Expenditure Lenders (in such capacity, together with its successors in such capacity, "Term Agent") and THE CIT GROUP/BUSINESS CREDIT, INC., as agent for the Working Capital Lenders (in such capacity, together with its successors in such capacity, "Working Capital Agent") and THE CIT GROUP/EQUIPMENT FINANCING, INC. as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, "Collateral Agent") and THE CIT GROUP/EQUIPMENT FINANCING, INC., as agent for the Lenders (in such capacity, together with its successors in such capacity, "Agent").

          PRELIMINARY STATEMENT. The Borrower, each Lender, the Term Agent, the Working Capital Agent, the Collateral Agent and the Agent have entered into a Credit Agreement dated as of June 14, 1995 (as amended, modified, or supplemented from time to time, the "Credit Agreement"). Any term used in this First Amendment and not otherwise defined in this First Amendment shall have the meaning assigned to such term in the Credit Agreement.

          Each party hereto has agreed to amend certain provisions of the Credit Agreement as hereinafter set forth.

          SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

          (a) The following definitions are added in their proper alphabetical order:

              "Construction Contract (Pritchard)" means the construction contract dated as of September 25, 1995 between Pritchard and the Borrower.

              "Construction Contract (Starcon)" means the construction contract dated as of September 25, 1995 between Starcon and the Borrower.

              " Cumene Turnaround Project" means the capital improvements made to the cumene process during the fourth quarter of 1995.

              "First Amendment" means the First Amendment to Credit Agreement dated as of April 12, 1996 among the Borrower, each Lender, and each of the Agents.

              "Pritchard" means The Pritchard Corporation.

              "Schedule A" means the Schedule A to the First Amendment which sets forth the schedule for completion of the construction and installation of the Capital Program along with the corresponding budget of costs and expenses for each portion of such Capital Program.

              "Starcon" means Starcon, Inc.

          (b) The definition of "Capital Program Costs" is amended by adding after "expenses" in the last line thereof the following:

          "but excluding, without limitation, any fee paid by the Borrower to Starcon and/or Pritchard in connection with Starcon's and Pritchard's completion of the Capital Program for less than Three Million Dollars ($3,000,000)."

          (c) Subsection (5) of the definitions of Excess Cash Flow is amended in full to read as follows:

          "(5) all Capital Expenditures permitted to be made in accordance with the terms of this Agreement which are made during such period other than all Capital Expenditures in excess of Six Hundred Thousand Dollars ($600,000) incurred in connection with the Capital Program.

          (d) Section 2.02, Capital Expenditure Loans is amended by (i) adding after "from time to time" in the fourth line thereof the following: "but not more often than once in any calendar month", and (ii) deleting "Two Million Dollars ($2,000,000)" in the eighth and ninth lines thereof and inserting in its place the following: "Two Million Four Hundred Thousand Dollars ($2,400,000)".

          (e) Section 2.05, Notice of Borrowings is amended by (i) deleting "fifth" in the third line of the fourth paragraph thereof and inserting in its place the following: "tenth".

          (f) Section 3.03, Conditions Precedent to Making a Capital Expenditure Loan is amended by (i) deleting subsection "(a)" of clause "(2)" thereof and inserting in its place the following:

              "(a) a certificate of the Borrower breaking down the use of proceeds of the Capital Expenditure Loan requested for individual Capital Expenditure Costs and such certificate shall (i) show that the cost and expenses to be paid with such proceeds are not greater than the Capital Program Costs scheduled on Schedule A for such items purchased or services rendered, (ii) have a reconciliation of actual Capital Program Costs to the budget set forth on Schedule A which shall demonstrate that after giving effect to the proposed Capital Program Loan, the funds available to pay Capital Program Costs are sufficient to pay all Capital Program Costs remaining to be paid or incurred, and (iii) show that the construction and installation of the Capital Program is on schedule in accordance with the timetable set forth on Schedule A, as such Schedule may be amended from time to time with the consent of the Lenders;

and is further amended by (ii) renumbering subsection "(b)" to be subsection "(d)" and adding after subsection "(a)" thereof the following:

              "(b) each bill or invoice received by the Borrower during the prior month and each such item shall clearly describe the items purchased and/or the services rendered that are covered by such item;

               (c) evidence in form and substance satisfactory to the Term Agent (such as copies of invoices marked "paid in full" or invoices along with cancelled checks) that each bill or invoice received by the Borrower prior to the previous month has been paid in full; and"

and is further amended by (iii) renumbering clause "(5)" to be clause "(7)" and adding after clause "(4)" thereof the following:

              "(5) Evidence of Payment. Term Agent shall have received evidence that the Borrower has first paid Six Hundred Thousand Dollars ($600,000) of the Capital Program Costs and such evidence shall be in form and substance satisfactory to the Term Agent in its sole discretion and such evidence shall demonstrate that no such Costs were paid with the proceeds of any Loan.


                (6) Progress Reports. Term Agent shall have received from each of Pritchard and Starcon any available updated information relating to the construction and installation of the Capital Program and all such information shall be in form and substance satisfactory to the Term Agent in its sole discretion."

The obligation of Capital Expenditure Lenders to make the initial Capital Expenditures Loan after April 12, 1996 and each Capital Expenditure Loan thereafter shall be subject to the conditions precedent that Term Agent shall have received on or before the date of such initial Capital Expenditure Loan, each of the following, in form and substance satisfactory to Term Agent and its counsel:

          (1) Consent to Construction Contract (Pritchard). The Agents shall receive a duly executed Consent covering the Construction Contract (Pritchard);

          (2) Consent to Construction Contract (Starcon). The Agents shall receive a duly executed Consent covering the Construction Contract (Starcon).


          (g) Article V, Affirmative Covenants of the Borrower, is amended by adding at the end thereof the following:

              "SECTION 5.12 Term Agent Authorization. Borrower hereby authorizes the Term Agent to contact each of Pritchard or Starcon regarding the status of performance under the Construction Contract (Pritchard) or the Construction Contract (Starcon), respectively."

          (h) Section 6.10, Capital Program is amended by deleting "Two Million Five Hundred Thousand Dollars ($2,500,000)" in the third and fourth line thereof and inserting in its place the following: "Three Million Two Hundred Eighty-Five Thousand Dollars ($3,285,000)".

          (i) Section 6.13, Changes Amendments and Modifications is amended by deleting "or" in the third line thereof and inserting after "Agreements" in the last line thereof the following: ", (5) the Construction Contract (Pritchard), or (6) the Construction Contract (Starcon)".

          (j) Section 7.04 Maximum Capital Expenditures is amended in full to read as follows:

          "On and after the Closing Date Borrower shall not make or permit to be made Capital Expenditures for or in connection with the Capital Program in an aggregate among greater than Three Million Three Hundred Twenty-Five Thousand Dollars ($3,325,000). During the period from the Closing Date to December 31, 1995, Borrower shall not make or permit to be made Capital Expenditures (other than Capital Expenditures for or in connection with the Capital Program) other than (1) up to Six Hundred Fifty Thousand Dollars ($650,000) of Capital Expenditures incurred during the fourth quarter of 1995 in connection with the Cumene Turnaround Project, and (2) in addition to the Capital Expenditures noted under (1) above, up to Three Hundred Thousand Dollars ($300,000) of other Capital Expenditures. During the period from January 1, 1996 to December 31, 1996, Borrower shall not make or permit to be made Capital Expenditures (other than Capital Expenditures for or in connection with the Capital Program) in excess of Five Hundred Thousand Dollars ($500,000) less the amount of Capital Expenditures made for or in connection with the Capital Program in excess of Three Million Two Hundred Eighty-Five Thousand Dollars ($3,285,000). In any Fiscal Year commencing with the Fiscal Year of January 1, 1997 to December 31, 1997, Borrower shall not make or permit to be made Capital Expenditures (other than Capital Expenditures for or in connection with the Capital Program) in excess of Five Hundred Thousand Dollars ($500,000), plus, commencing with the Fiscal Year of January 1, 1997 to December 31, 1997 an amount equal to the lesser of: (1) Two Hundred Thousand Dollars ($200,000), or (2) the difference between Five Hundred Thousand Dollars ($500,000) and the amount of Capital Expenditures (other than Capital Expenditures for or in connection with the Capital Program) actually made during the prior Fiscal Year.

          SECTION 2. Conditions of Effectiveness. This First Amendment shall become effective as of the date of this First Amendment when and if the Collateral Agent shall have received on or before such date each of the following documents, in form and substance satisfactory to both Agents and their counsel, and each of the following conditions has been fulfilled:

          (1) First Amendment. This First Amendment duly executed by each of the parties hereto;

          (2) Amended and Restated Capital Expenditure Note. The Term Agent shall receive the Amended and Restated Capital Expenditure Note duly executed by the Borrower;

          (3) Evidence of All Corporate Action of the Borrower. Certified copies, dated the date hereof, of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this First Amendment and each of the other documents the Borrower is delivering in connection with this First Amendment;
(4) Schedule A. The Borrower shall deliver Schedule A hereto which sets forth the schedule for completion of the construction and installation of the Capital Program along with the corresponding budget of costs and expenses for each portion of such Capital Program;

          (4) Schedule A. The Borrower shall deliver Schedule A hereto which sets forth the schedule for completion of the Construction Contract (Pritchard) and the Construction Contract (Starcon) and each such Contract shall be in form and substance satisfactory to both agents in their sole discretion.

          (5) Copies of Construction Contracts. The Borrower shall deliver copies of each of the Construction Contract (Pritchard) and the Construction Contract (Starcon) and each such Contract shall be in form and substance satisfactory to both Agents in their sole discretion.

          (6) Officer's Certificate. The following statements shall be true and the Collateral Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the date hereof stating that, after giving effect to this First Amendment and the transactions contemplated hereby:

          (a) The representations and warranties contained in the Credit Agreement and in each of the other Loan Documents are correct in all material respects on and as of the date hereof as though made on and as of such date in the case of such representations and warranties which are not subject to a Material Adverse Change exception, and in all cases where such representation and warranty is subject to such an exception, are correct; and

          (b)  No Default or Event of Default has occurred and is continuing;
               and

          (7) Other Documents. The Collateral Agent shall have received such other approvals, opinions or documents as the any Agent or Lender may reasonably request.

          SECTION 3. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, and, except as specifically provided herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed.

          SECTION 4. Costs, Expenses and Taxes. The Borrower agrees to reimburse any Agent or Lender on demand for all out-of-pocket costs, expenses and charges (including, without limitation, all fees and charges of Dewey Ballantine, counsel to the Agents and the Lenders) incurred by the Agents in connection with the preparation, reproduction, execution and delivery of this First Amendment and any other instruments and documents to be delivered hereunder. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this First Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Lenders and the Agents harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

          SECTION 5. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 6. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

          SECTION 7. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this First Amendment by signing any such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.


                                         JLM CHEMICALS, INC.,
                                           as Borrower

                                         By /s/   Frank A. Musto
                                           -------------------------------
                                           Name:  Frank A. Musto
                                           Title: V.P & CFO

                                         THE CIT GROUP/EQUIPMENT
                                         FINANCING, INC.,
                                           as Term Lender and Capital
                                           Expenditure Lender


                                         By /s/
                                            ------------------------------
                                           Name:
                                           Title: VP

                                         THE CIT GROUP/BUSINESS CREDIT,
                                         INC.,
                                           as Working Captial Lender


                                         By /s/ Edward A. Jesser
                                           -------------------------------
                                           Name: Edward A. Jesser
                                           Title:Vice President

                                         THE CIT GROUP/EQUIPMENT
                                         FINANCING, INC.,
                                           as Term Agent


                                         By /s/
                                           -------------------------------
                                           Name:
                                           Title: VP

                                         THE CIT GROUP/BUSINESS CREDIT,
                                         INC.,
                                           as Working Capital Agent

                                         By /s/ Edward A. Jesser
                                           -------------------------------
                                           Name: Edward A. Jesser
                                           Title:Vice President

                                         THE CIT GROUP/EQUIPMENT
                                         FINANCING, INC.,
                                           as Collateral Agent

                                         By /s/
                                           -------------------------------
                                           Name:
                                           Title: VP

                                         THE CIT GROUP/EQUIPMENT
                                         FINANCING, INC.,
                                           as Agent

                                         By /s/
                                           -------------------------------
                                           Name:
                                           Title: VP

                               AMENDMENT NO. 2
                             TO CREDIT AGREEMENT

          AMENDMENT NO. 2, dated as of 28 Febr., 1997 ("Amendment No. 2"), TO CREDIT AGREEMENT dated as of June 14, 1995, as amended by a First Amendment to Credit Agreement dated as of April 12, 1996, by and among JLM CHEMICALS, INC., (the "Borrower"), THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT-EF"), THE
CIT GROUP/BUSINESS CREDIT, INC. ("CIT-BC"), each other lender which may hereafter execute and deliver an Assignment and Assumption Agreement with respect to the Loans and Commitments pursuant to section 11.01 of the Credit Agreement referred to below (CIT-EF, CIT-BC and each assignee under an Assignment and Assumption Agreement, a "Lender" and collectively, the "Lenders") and THE CIT GROUP/EQUIPMENT FINANCING, INC. as agent for the Term Lenders and the Capital Expenditure Lenders (in such capacity, together with its successors in such capacity, "Term Agent") and THE CIT/GROUP/BUSINESS CREDIT, INC., as agent for the Working Capital Lenders (in such capacity, together with its successors in such capacity, "Working Capital Agent") THE CIT GROUP/EQUIPMENT FINANCING, INC., as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, "Collateral Agent"), and THE
CIT GROUP/EQUIPMENT FINANCING, INC., as agent for the Lenders (in such capacity, together with its successors in such capacity, "Agent").

           PRELIMINARY STATEMENT. The Borrower, each lender, the Term Agent, the Working Capital Agent, the Collateral Agent and the Agent have entered into a Credit Agreement dated as of June 14, 1995 (as amended, modified, or supplemented from time to time, the "Credit Agreement"). Any term used in this Amendment No. 2 and not otherwise defined in this Amendment No. 2 shall have the meaning assigned to such term in the Credit Agreement.

           Each party hereto has agreed to amend certain provisions of the Credit Agreement as hereinafter set forth.

           Section 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                (a) Section 6.10 Capital Program. Captial Program is hereby amended in its entirety to read as follows:

                         Section 6.10 Capital Program. Enter into any Capital Program Contract if the aggregate Capital Program Cost will exceed Four Million Six Hundred Thousand Dollars ($4,600,000).

                (b) Section 7.04 Maximum Capital Expenditures is hereby amended in its entirety to read as follows:

                         During the period from the Closing Date to December
                         31, 1995, Borrower shall not make or permit to be made Capital Expenditures (other than Capital Expenditures for or in connection with the Capital Program) other than (1) up to Six Hundred Fifty Thousand Dollars ($650,000) of Capital Expenditures incurred during the fourth quarter of 1995 in connection with the Cumene Turnaround Project, and
                         (2) in addition to the Capital Expenditures noted under (1) above, up to Three Hundred Thousand Dollars ($300,000) of other Capital Expenditures. During the period from January 1, 1996 to December 31, 1996, Borrower shall not make or permit to be made Capital Expenditures (other than Capital Expenditures for or in connection with the Capital

                Program) in excess of Six Hundred Fifty Thousand Dollars ($650,000). During the period from January 1, 1997 to December 31, 1997, Borrower shall not make or permit to be made Capital Expenditures (other than Capital Expenditures for or in connection with the Capital Program) in excess of Seven Hundred Thousand Dollars ($700,000). In any Fiscal Year commencing with the Fiscal Year of January 1, 1998 to December 31, 1998, Borrower shall not make or permit to be made Capital Expendi-tures (other than Capital Expenditures for or in connection with the Capital Program) in excess of Five Hundred Thousand Dollars ($500,000), plus, commencing with the Fiscal Year of January 1, 1998 to December 31, 1998 an amount equal to the lesser of: (1) Two Hundred Thousand Dollars ($200,000), or
                (2) the difference between Five Hundred Thousand Dollars ($500,000) and the amount of Capital Expenditures (other than Capital Expenditures for or in connection with the Capital Program) actually made during the prior Fiscal Year.

           (c) Section 11.04 Notices is hereby amended to provide that CIT-EF's address in all its capacities under the Credit Agreement shall be as follows:

                      for financial statements and other financial matters:

                                 The CIT Group/Equipment Financing, Inc.
                                 650 CIT Drive
                                 Livingston, New Jersey 08039
                                     Attn:  Vice President, Credit
                                     Telecopier: (201)-740-5005

                      for all other notice purposes:

                                 The CIT Group/Equipment Financing, Inc.
                                 900 Ashwood Parkway
                                 Suite 600
                                 Atlanta, Georgia  30038
                                     Attn:  William Hickey
                                     Telecopier: (770)-551-7867.

           Section 2. Conditions of Effectiveness. This Amendment No. 2 shall become effective as of the date of this Amendment No. 2 when and if the Collateral Agent shall have received on or before such date each of the following documents, in form and substance satisfactory to both Agents and their counsel, and each of the following conditions has been fulfilled:

           (1) Amendment No. 2. This Amendment No. 2 duly executed by each of the parties hereto;

           (2) Evidence of All Corporate Action of the Borrower. Certified copies, dated the date hereof, of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this Amendment No. 2 and each of the other documents the Borrower is delivering in connection with this Amendment No. 2;

           (3) Officer's Certificate. The following statements shall be true and the Collateral Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the date hereof stating that, after giving effect to this Amendment No. 2 and the transactions contemplated hereby:

           (a) The representations and warranties contained in the Credit Agreement and in each of the other Loan Documents are correct in all material respects on and as of the date hereof as though made on and as of such date in the case of such representations and warranties which are not subject to a Material Adverse Change exception, and in all cases where such representation and warranty is subject to such an exception, are correct; and

           (b) No Default or Event of Default has occurred and is continuing;

           (4) Other Documents. The Collateral Agent shall have received such other approvals, opinions or documents as any Agent or Lender may reasonably request; and

           (5) Administrative Fee. The Borrower shall have paid to the Collateral Agent an administrative fee in the amount of $10,000.

           Section 3. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

           (b)  The execution, delivery and effectiveness of this Amendment
No. 2 shall not operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, and, except as specifically provided herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed.

           Section 4. Cost, Expenses and Taxes. The Borrower agrees to reimburse any Agent or Lender on demand for all out-of-pocket costs, expenses and charges incurred by the Agents in connection with the preparation, reproduction, execution and delivery of this Amendment No. 2 and any other instruments and documents to be delivered hereunder. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment No. 2 and the other instruments and documents to be delivered hereunder, and agrees to save the Lenders and the Agents harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

           Section 5. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York.

           Section 6. Headings. Section headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose.

           Section 7. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment No. 2 by signing any such counterpart.

           IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be duly executed as of the day and year first above written.


                              JLM CHEMICALS, INC.
                               as Borrower


                              By:  /s/ Frank A. Musto
                                   -----------------------------
                                   Name:  Frank A. Musto
                                   Title: Vice President & CEO

                        THE CIT GROUP/EQUIPMENT FINANCING, INC., as Term Lender and Capital Expenditure Lender

                        By:     /s/ Wendy Berney
                                -------------------------------------
                                Name:   Wendy Berney
                                Title:  Vice President

                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                        as Working Capital Lender

                        By:     /s/ Edward A. Jesser
                                -------------------------------------
                                Name:   Edward A. Jesser
                                Title:  Vice President

                        THE CIT GROUP/EQUIPMENT FINANCING, INC., as Term Agent

                        By:     /s/ Wendy Berney
                                -------------------------------------
                                Name:   Wendy Berney
                                Title:  Vice President

                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                        as Working Capital Agent

                        By:     /s/ Edward A. Jesser
                                -------------------------------------
                                Name:   Edward A. Jesser
                                Title:  Vice President

                        THE CIT GROUP/EQUIPMENT FINANCING, INC., as Collateral Agent

                        By:     /s/ Wendy Berney
                                -------------------------------------
                                Name:   Wendy Berney
                                Title:  Vice President

                        THE CIT GROUP/EQUIPMENT FINANCING, INC., as Agent

                        By:     /s/ Wendy Berney
                                -------------------------------------
                                Name:   Wendy Berney
                                Title:  Vice President

Pledgor agrees with the foregoing and ratifies and reaffirms the terms of the Pledge Agreement.

JLM INDUSTRIES, INC.

By:  /s/ Frank A. Musto
     -------------------------------------


Title:  Vice President & CEO